ALLIANCE ENTERTAINMENT CORP.
                              PURCHASE AGREEMENT



                                                      December 20, 1996


To the Purchasers (the "Purchasers")
named in Section 1 below

Dear Sirs:

                  The undersigned, ALLIANCE ENTERTAINMENT CORP., a Delaware corporation (the "Company"), proposes to issue and sell to the Purchasers for cash (i) 57,500 shares (the "Series B Shares") of its Series B Convertible Preferred Stock, par value $0.01 per share ("Series B Preferred Stock"), and
(ii) notes in the aggregate principal amount of $10,000,000 exchangeable into shares of Series B Preferred Stock (the "Convertible Notes"), subject to the terms and conditions set forth herein. In addition, pursuant to Section 1.4 herein, WCI will be required to provide a standby purchase commitment in connection with a rights offering (the "Rights Offering") to the holders of Common Stock of the Company to subscribe for an aggregate of approximately
3,500,000 shares (the "Series C Shares," and collectively with the Series B Shares, the "Shares") of its Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock," and collectively with the Series B Preferred Stock, the "Preferred Stock," and together with the Convertible Notes, the "Securities"), subject to the terms and conditions set forth herein.

                   The Securities will be issued pursuant to, and subject to, the terms and conditions of this Agreement (the terms "this Agreement" or "Purchase Agreement" as used herein or in any Exhibit hereto shall mean this Agreement and the Exhibits hereto individually and collectively as they may from time to time be modified or amended).

                  As used in this Agreement, the following terms shall have the following meanings:

                  "Bank Agreement" shall mean the Third Amended and Restated Credit Agreement dated as of July 25, 1995 among the Company, certain Subsidiaries of the Company and the lenders named therein, as amended from time to time.

                  "BTC" shall mean BT Capital Partners, Inc.
                  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "Closing Dates" shall mean the Series B Closing Date, the Convertible Note Closing Date and the Series C Closing Date.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Common Stock" shall mean the Company's Common Stock, par value $0.0001 per share.

                  "Contingent Stock" shall mean the Tranche 1 Contingent Stock and the Tranche 2 Contingent Stock as such terms are defined in the Stock Acquisition and Merger Agreement.

                  "Conversion Shares" shall mean shares of Common Stock issued or issuable upon conversion of Preferred Stock.

                  "Convertible Note Closing Date" shall mean the date of the Convertible Note Closing.

                  "CVI" shall mean Cypress Ventures, Inc., a wholly owned subsidiary of WCI.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "fully diluted" shall mean taking into account all outstanding warrants and options to acquire Common Stock as though exercised, and all outstanding securities convertible into Common Stock (including without limitation the Preferred Stock) as though converted on the date of determination, but not taking into account any Contingent Stock.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "HSR  Act"   shall   mean  the   Hart-Scott-Rodino   Antitrust
         Improvements Act of 1976 or any successor law, together with the regulations and rules issued thereunder.

                  "NYSE" shall mean the New York Stock Exchange.

                  "Public Debt Indenture" shall mean the Indenture dated as of July 25, 1995 among the Company, certain Subsidiaries of the Company and Bankers Trust Company, as trustee, as amended from time to time.
                  "Public Offering" shall mean any time a registration statement filed under the Securities Act respecting a primary offering of Common Stock (or securities convertible into, or exchangeable for, Common Stock or rights to acquire Common Stock or such securities), which is underwritten on a firmly committed basis, is declared effective and the securities so registered are issued and sold.

                  "Rights" shall have the meaning set forth in Section 4.8.

                  "Rights Offering" shall have the meaning set forth in the preamble of this Agreement.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Securities" shall have the meaning set forth in the preamble of this Agreement.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Series B and Convertible Notes Closing Date" shall mean the date of the closing of the purchase and sale of the Series B Shares and the Convertible Notes.

                  "Series  B  Certificate  of   Designations"   shall  mean  the
         certificate of designations establishing the terms of the Series B Preferred Stock.

                  "Series B Preferred Stock" shall have the meaning set forth in the preamble of this Agreement.

                  "Series B Shares" shall have the meaning set forth in the preamble of this Agreement.

                  "Series  C  Certificate  of   Designations"   shall  mean  the
         certificate of designations establishing the terms of the Series C Preferred Stock.

                  "Series C Closing" shall mean the closing of the purchase and sale of the Series C Shares.

                  "Series C Closing Date" shall mean the date of the closing of the purchase and sale of Series C Shares pursuant to the terms and conditions of this Agreement.

                  "Series C Preferred Stock" shall have the meaning set forth in the preamble of this Agreement.

                  "Series C Preferred Stock Notice" shall mean a written notice delivered by the Company to the Purchasers in which the Company elects to sell the Series C Shares to the Purchasers pursuant to Section 1.2(a) hereof.

                  "Series C Shares" shall have the meaning set forth in the preamble of this Agreement.

                  "Stock Acquisition and Merger Agreement" shall mean the Stock Acquisition and Merger Agreement, dated as of August 15, 1996 by and among Alvin N. Teller, WCI, U.S. Equity Partners, L.P., U.S. Equity Partners (Offshore), L.P., Red Ant Box,
         Inc., the Company and Alliance Acquisition Co. Inc.

                  "Subsidiary" shall mean each corporation or other entity, if any, of which the Company or another Subsidiary shall own at least fifty percent (50%) of (x) the stock of any class having power under ordinary circumstances to vote for the election of directors or (y) the capital or equity, however named.

                  "WCI" shall mean Wasserstein & Co., Inc.

                  In connection with the issuance of the Securities, the Company agrees with each of the Purchasers and the Purchasers severally agree with the Company as follows:

                  Section 1. Purchase and Sale of Securities.

                  1.1 Series B Preferred Stock. (a) Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Purchaser named below, and such Purchaser agrees to purchase from the Company, on the Series B and Convertible Notes Closing Date, at an aggregate price of $5,000,000, the number of shares of Series B Preferred Stock set forth opposite such Purchaser's name below:

Name and Address
of Purchaser                                         Number of Shares

Cypress Ventures, Inc.                                        57,500
31 West 52nd Street
New York, New York  10019

                  (b) Certificate of Designation. The Series B Preferred Stock shall be issued pursuant to a certificate of designations substantially in the form of Exhibit A hereto (the "Series B Certificate of Designations"), which shall be in effect on the Series B and Convertible Notes Closing Date.

                  (c) Payment of Purchase Price. The purchase price for the Series B Shares shall be payable on the Series B and Convertible Notes Closing Date, in cash by wire transfer of immediately available funds pursuant to the Company's written instructions. The Series B and Convertible Notes Closing Date shall be December 20, 1996 or such later date as the parties mutually agree.

                  1.2 Convertible Notes. (a) Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, at a price of 100% of the principal amount thereof on the Series B and Convertible Notes Closing Date, the principal amount of Convertible Notes set forth opposite such Purchaser's name below:

                Name and Address                            Principal Amount of
                  of Purchasers                              Convertible Notes

                 Cypress Ventures, Inc.                         $2,500,000
                 31 West 52nd Street
                 New York, New York  10019

                 BT Capital Partners, Inc.                      $7,500,000
                 130 Liberty Street - 34th Floor
                 New York, New York  10006

                  (b) Form of Convertible Notes. The Convertible Notes shall be issued in the form annexed hereto as Exhibit C.

                  (c) Payment of Purchase Price. The purchase price for the Convertible Notes shall be payable on the Series B and Convertible Notes Closing Date, in cash by wire transfer of immediately available funds pursuant to the Company's written instructions. The Series B and Convertible Notes Closing Date shall be the date that the conditions specified in Section 3.1 have been satisfied, or such later date as may be mutually agreed upon by the parties hereto.

                  1.3 Financing Fee. The Company agrees to pay on the Series B and Convertible Notes Closing Date a financing fee of (i) $225,000 to WCI and (ii) $225,000 to BTC.

                  1.4 Series C Preferred Stock. (a) Subject to the terms and conditions of this Agreement, WCI agrees to act as lead manager of the Rights Offering on a best efforts basis and shall purchase up to 1,750,000 shares of Series C Stock at a price of $10.00 per Share, in the event the Rights Offering is not fully subscribed. WCI's obligation to purchase Series C Shares is subject to the conditions set forth in Section 3.2. BTC shall have the right, and WCI agrees to cooperate with BTC in the event BTC elects prior to the commencement of the Rights Offering, to purchase the sum of (i) 50% of the Series C Shares that are not subscribed for in the Rights Offering, and (ii) 50% of the aggregate number of shares subscribed for by BTC and WCI.

                  The subscription price and other material terms of the Rights Offering shall be substantially as set forth in the Summary of Terms attached as
Schedule 1.4 hereto.

                  (b) Certificate of Designations. The Series C Preferred Stock shall be issued pursuant to a certificate of designations substantially in the form of Exhibit B hereto (the "Series C Certificate of Designations"), which shall be in effect on the Series C Closing Date.

                  (c) Payment of Purchase Price. The purchase price for the Series C Shares shall be payable on the Series C Closing Date, in cash by wire transfer of immediately available funds pursuant to the Company's written instructions. The Series C Closing Date shall be the date on which all the conditions to closing set forth in Section 3.2 have been satisfied or waived.

                  (d) Financing Fee. The Company agrees to pay on the Series C Closing Date a financing fee in the aggregate amount of $1,050,000 to be allocated among WCI and BTC pro rata based upon the commitment to purchase Series C Shares not subscribed for in the Rights Offering and the number of shares purchased at the Series C Closing.

                  (e) Syndication. The Purchasers shall have the right to assign their rights and obligations under this Agreement with respect to the purchase of the Series C Shares, provided that (i) the assignees ("Substituted Purchasers") agree to be bound by the terms and conditions contained in this Agreement, including, without limitation, the representations and covenants contained in Sections 6 and 7 herein, in form and substance reasonably satisfactory to the Company and its counsel, and (ii) no such assignment shall cause the Series C Preferred Stock to be subject to the registration requirements of the Securities Act, and provided further that the Purchasers shall not be relieved of their obligations to purchase the Series C Shares if they assign their rights and obligations hereunder.

                  1.5 Registration Rights. (a) The Company agrees to use best efforts to maintain with respect to the Conversion Shares and all other shares of Common Stock held by the Purchasers on the Closing Date an effective registration statement under the Securities Act and a current prospectus relating thereto, and effective registration statements or qualifications under the securities laws of each holder's state of residence, for a period of five
(5) years after the date hereof or, if later, until the Purchaser is no longer an affiliate (as defined in the Exchange Act) of the Company. To the extent such registration statements or qualifications are not maintained in effect, the Purchasers and the Company shall have the rights and obligations set forth in Exhibit D attached hereto with respect to registrations of the Company's securities under the Securities Act.

                  (b) The rights of a Purchaser under Sections 2 and 3 of Exhibit D shall cease to be exercisable after the later of (a) the fifth anniversary of the date of this Agreement, and (b) any date as of which the Purchasers have disposed of shares of Common Stock constituting 90% of the Common Stock held by them (including Conversion Shares issuable upon conversion of the Shares held by them) on the date hereof, in either case provided that the Company shall continue to comply with the public information requirements for the availability of Rule 144 under the Securities Act with respect to subsequent sales by the Purchaser.

                  Section 2.  Representations of the Company.

                  In order to induce the Purchasers to purchase the Securities, the Company hereby represents and warrants to, and agrees with, the Purchasers and their respective successors, endorsees and assigns that:

                  2.1 Certificate of Designations. The Company has filed the Series B Certificate of Designations and the Series C Certificate of Designations with the Secretary of State of the State of Delaware. The Series B Certificate of Designations and the Series C Certificate of Designations and the resolutions of the Company's Board of Directors contained therein are in full force and effect.

                  2.2 Organizational Documents. The Company has delivered to the Purchasers an accurate and complete copy of (a) its Certificate of Incorporation and all amendments thereto, certified by the Secretary of State of the State of Delaware, and (b) its By-laws and all amendments thereto, certified by its Secretary or Assistant Secretary.

                  2.3 Existence and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where failure to so qualify or be in good standing as a foreign corporation could reasonably be expected to have a material adverse effect on its business, operations, prospects, properties or condition (financial or otherwise), or its ability to perform its obligations hereunder.

                  2.4 Power and Authority. The Company has all corporate power and authority necessary to own, operate or lease its properties and assets and to conduct its business as now conducted by it. The Company has all corporate power and authority necessary to issue the Securities, and to execute, deliver, and perform its obligations under this Agreement (including without limitation Exhibit D hereto) and the Securities (collectively, the "Transaction Documents").

                  2.5 Corporate Action. The Company has taken all corporate action required to authorize the issuance of the Securities and the execution, delivery and performance of the Transaction Documents.

                  2.6 Due Execution and Delivery. The Company has duly executed and delivered each of the Transaction Documents, except that the Convertible Notes, the Series B Shares and the Series C Shares shall not be executed and delivered until their respective Closing Dates.

                  2.7 Consents; Governmental Approvals. No consent or approval of any person, firm or corporation, and no consent, license, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be obtained or made by or on behalf of the Company in connection with the offer, issuance and sale of the Securities, the execution, delivery or performance of any of the Transaction Documents or the completion of the transactions contemplated thereby, except for (a) filings with the SEC, the NYSE and under state securities laws that may be required, (b) filings under the HSR Act contemplated by Section 4.5, (c) consent of the banks under the Bank Agreement to permit the issuance of the Convertible Notes and (d) approval of the stockholders of the Company contemplated by Section 4.6.

                  2.8 Binding Effect. Each of the Transaction Documents is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or limitations on the availability of equitable remedies. The terms of the Series B Certificate of Designations and the Series C Certificate of Designations applicable to the Series B Shares and Series C Shares, respectively, and the Convertible Notes are legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or limitations on the availability of equitable remedies.

     2.9 Absence of Conflicts. The issuance of the Securities and the execution, delivery and performance of the Transaction Documents by the Company do not and will not (a) conflict with or violate any provision of the Certificate of Incorporation, as amended, or By-laws of the Company, (b) conflict with or result in a violation, breach or default by the Company under (i) any provision of any existing statute, law, rule or regulation binding on it or any order, judgment, award, decree, license or authorization of any court or governmental instrumentality, authority, bureau or agency binding on it, or (ii) any material provision of any mortgage, indenture, lease or other contract, agreement, instrument or undertaking to which it is a party or will be a party immediately after the Series B and Convertible Notes Closing and the Series C Closing, or by which or to which it or any of its property or assets is now or immediately after such Closings will be bound or subject, or (c) result in the creation or imposition of any lien, encumbrance or other charge on any of its properties or assets.

                  2.10 No Defaults. None of the Company or its Subsidiaries is in default under or in violation of (a) its Certificate of Incorporation, as amended, or By-laws, (b) any agreement or instrument to which it is a party relating to its indebtedness for borrowed money, (c) any other agreement or instrument to which it is a party, (d) any statute, rule, writ, injunction, judgment, decree, order or regulation of any court or governmental authority having jurisdiction over it, or (e) any license, permit, certification or approval requirement of any customer, supplier, governmental authority or other person, in the case of (c), (d) or (e) above, in any way that could reasonably be expected to have a material adverse effect on the present or prospective business, operations, prospects, properties, assets or condition (financial or otherwise) of such corporation, or the Company's ability to perform its obligations under any of the Transaction Documents.

     2.11 Capitalization and Stockholders. As of November 30, 1996, the authorized capital stock of the Company consisted of: (i) 100,000,000 shares of Common Stock, of which (A) 44,764,853 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, (B) no shares are held in the treasury of the

Company, (C) 13,966,551 shares are reserved for future issuance for the exercise of outstanding stock options and (D) 1,670,773 shares are reserved for future issuance for the exercise of warrants, and (ii) 10,000,000 shares of preferred stock, of which 422,500 shares of Series A Convertible Preferred Stock (initially convertible into 5,827,586 shares of Common Stock) are issued and outstanding. Except for the Contingent Stock and as described in Schedule 2.11, no shares of the capital stock or other equity securities of the Company are authorized, issued or outstanding, or reserved for any other purpose, and there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character (including, without limitation, obligations to issue shares as the deferred purchase price for acquisitions of stock or assets of third parties) to which the Company or any of its Subsidiaries is a party relating to the issued or unissued capital stock or other equity securities or ownership interests of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, issue or sell any shares of capital stock or other equity securities or ownership interests of the Company or any of its Subsidiaries, by sale, lease, license or otherwise. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote or which are convertible into or exercisable for securities having the right to vote with the stockholders of the Company on any matter. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock or other equity securities or ownership interests of the Company or any of its Subsidiaries. There are no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Company. Immediately after the Series B and Convertible Notes Closing and the Series C Closing, all outstanding shares will be duly and validly issued and outstanding and fully paid and nonassessable.

                  2.12 SEC Documents. (a) The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC. The Company has delivered or made available to the Purchasers true and complete copies of (i) its annual reports on Form 10-K and quarterly reports on Form 10-Q for its 1994 and 1995 fiscal years, (ii) proxy statements, information and solicitation materials filed by the Company with the SEC since January 1, 1994, and (iii) each other report, registration statement, proxy statement and other document filed with the SEC since the filing of its most recent Form 10-K (all of the foregoing, collectively, the "SEC Documents").

                  (b) As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  2.13 Financial Statements. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which adjustments could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the financial condition of the Company and subject to adjustments as previously disclosed to the Purchasers).

                  2.14 No Material Adverse Change. Since September 30, 1996, the date through which the most recent quarterly report of the Company on Form 10-Q has been prepared and filed with the SEC, a copy of which is included in the SEC Documents, there has been no material adverse change in the businesses, properties, prospects, operations or financial condition of the Company and its Subsidiaries, except as otherwise disclosed or reflected in other SEC Documents, or otherwise disclosed to the Purchasers on or before the Series B and Convertible Notes Closing Date with respect to facts existing prior to the Series B and Convertible Notes Closing Date.

                  2.15 No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its Subsidiaries, or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company and which has not been so publicly disclosed or announced, or otherwise disclosed to the Purchasers on or before the Series B and Convertible Notes Closing Date with respect to facts existing prior to the Series B and Convertible Notes Closing Date.

                  2.16 No General Solicitation. Neither the Company, nor any of its affiliates, nor, to its knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

                  2.17 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act.

                  2.18 Brokers. The Company represents and warrants that it has employed no brokers, agents or finders in carrying on the negotiations relating to this Agreement or to the transactions herein contemplated.

                  2.19 Untrue or Misleading Statements. Neither this Agreement nor any other Transaction Document or other agreement, certificate, instrument or written statement furnished by or on behalf of the Company or, to the best of the Company's knowledge, by any other person, firm or corporation, to the Purchasers in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which such statements were made.

                  2.20 Receivables. Except to the extent, if any, reserved for on the September 30, 1996 balance sheet (after giving effect to the previously disclosed restructuring or other charges to be effected in the fourth quarter of 1996 and except with respect to transactions not material, singly or in the aggregate, to the Company as a whole) all Receivables reflected on such balance sheet:

                  (a) arose from the sale of inventory or services to persons not affiliated with the Company and in the ordinary course of business; and

                  (b) constitute or will constitute, as the case may be, valid and collectible claims of the Company not subject to valid claims of set-off or other defenses or counterclaims other than normal cash discounts and product returns in the ordinary course of business.

                  2.21 Inventories. Subject to amounts reserved therefor on the September 30, 1996 balance sheet (after giving effect to the previously disclosed restructuring and other charges to be effected in the fourth quarter of 1996 and except for amounts which are not, singly or in the aggregate, material to the Company as a whole):

                  (a) the values at which all inventories are carried on the September 30, 1996 balance sheet reflect the historical inventory valuation policy of the Company and comply with generally accepted accounting principles;

                  (b) the Company has good and marketable title to the inventories included on the balance sheet;

                  (c) the Company is not under any obligation or liability with respect to accepting returns of items of inventory or merchandise in the possession of its customers other than in the ordinary course of business; and

                  (d) the inventories are in good and merchantable condition in all material respects, are suitable and usable for the purposes for which they are intended and are in a condition such that they can be sold in the ordinary course of business.

                  2.22 Fairness Opinion. The Company has received the opinion of Tucker Anthony Incorporated as to the fairness to the Company, as of the date of this Agreement, of the issuance of the Securities and the other transactions contemplated hereby, from a financial point of view.

                  2.23 Customers. As of the date hereof, the Company has not received any oral or written notice and has no reason to believe that any of the Company's top ten customers in terms of gross revenues for the twelve months ending December 31, 1996 has ceased, or will cease, to use the products, equipment, goods or services of the Company or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time; provided, however, that in the event the Company shall have received notice or have any reason to believe that such circumstances exist on or after the Series B Closing Date but prior to the Series C Closing, it shall promptly so inform the Purchasers in writing.

                  Section 3.  Conditions Precedent.

                  3.1 Conditions Precedent for Series B and Convertible Notes Closing. The obligation of WCI to purchase Series B Shares and WCI and BT Capital Partners to purchase Convertible Notes hereunder on the Series B and Convertible Notes Closing Date shall be subject to the satisfaction of each of the following conditions precedent on or prior to such Series B and Convertible Notes Closing Date:

                  (a) Representations. All representations and warranties made in this Agreement and in any other agreement, certificate or instrument furnished to the Purchasers in connection herewith shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made at the time of, and immediately after giving effect to, the sale of Series B Shares.

                  (b) Officer's Certificate. The Company shall deliver to the Purchasers a certificate of its President, Senior Executive Vice President or Executive Vice President dated the Series B and Convertible Notes Closing Date, in form and substance reasonably satisfactory to the Purchasers and their counsel, certifying the satisfaction of the conditions in Section 3.1(a).

                  (c) No Material Adverse Change. The Purchasers shall be satisfied that no event, circumstance or condition shall have occurred and be continuing that could reasonably be expected to have a material adverse effect on the Company's business, operations, prospects, properties or condition (financial or otherwise), or its ability to perform its obligations hereunder.

                  (d) Suspension of Trading. Trading in the Company's Common Stock shall not have been suspended by the SEC or any exchange on which it is listed for trading (except for any suspension of trading of limited duration agreed to by the Company solely to permit dissemination of material information regarding the Company), and trading in securities generally as reported by such exchange(s) shall not have been suspended or limited, other than a temporary suspension in trading to provide for an orderly market.

                  (e) Voting Agreement. The parties thereto shall have executed and delivered to the Purchasers a Voting Agreement substantially in the forms of Exhibit E attached hereto.

                  (f) Legal Opinion. The Company shall have delivered to the Purchasers the executed legal opinions of Christopher J. Joyce and Messrs. Cahill Gordon & Reindel, counsel to the Company, dated the Series B and Convertible Notes Closing Date in form and substance reasonably satisfactory to the Purchasers and their counsel.

                  (g) Bank Agreement. The Bank Agreement shall have been amended in form satisfactory to the Purchasers to permit the issuance of the Convertible Notes.

                  (h) Fees. The Purchasers (or their agents) shall have received the fees and other amounts payable on the Series B and Convertible Notes Closing Date referred to in Section 9.5 and in Section 1.3.

                  (i) Board of Directors Representation. On or before the Series B and Convertible Notes Closing Date, Messrs. Bassin, Hochman, Marx, Newman, Narang and Shand shall have resigned (effective upon the designation of their successors) from the Board of Directors of the Company, and there shall have been elected and qualified pursuant to the By-laws of the Company as successor directors to such resigning directors on the Board of Directors of the Company four persons designated by WCI and two persons designated by BTC, such persons to be in addition to existing designees of BTC and WCI serving on the Board of Directors.

                  (j) AT Employment Agreement. The Company and Alvin Teller shall have executed an amendment to the AT Employment Agreement (as such term is defined in the Stock Acquisition and Merger Agreement) in the form attached as Exhibit F hereto.

                  (k) Restated By-laws. The By-laws of the Company shall have been amended to read as set forth in Exhibit G hereto.

                  (l) Stock Acquisition and Merger Agreement. The Company, WCI and Alvin Teller shall have executed a waiver with respect to the Stock Acquisition and Merger Agreement in the form attached as Exhibit H hereto.

                  (m) Additional Documents. Each Purchaser shall have received all such agreements, documents, instruments, approvals, certificates, legal opinions and information as such Purchaser shall reasonably request in connection with this Agreement, the Shares and the transactions herein and therein contemplated, all of which shall be in form and substance reasonably satisfactory to the Purchasers and their counsel.

                  (n) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to the Purchasers.

                  3.2 Conditions for Series C Closing. The obligation of WCI and BTC to purchase Series C Shares hereunder on the Series C Closing Date shall be subject to the satisfaction of each of the following conditions precedent on, or prior to, the Series C Closing Date:

                  (a) Series B and Convertible Notes Closing. The Series B and Convertible Notes Closing shall have occurred.

                  (b) Rights Offering. The Rights Offering shall have expired in accordance with its terms and all Series C Shares subscribed for shall have been purchased. The registration statement and any prospectus (and all amendments thereto) relating to the Rights Offering shall not contain any untrue statement of fact which, in the Purchaser's opinion, is material, or omit to state any fact which, in the Purchaser's opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) Subscriptions. Persons other than WCI shall have purchased or shall purchase simultaneously with the Series C Shares at least 1,750,000 shares of the Series C Shares.

                  (d) Representations. All representations and warranties made in this Agreement and in any other agreement, certificate or instrument furnished to the Purchasers in connection herewith (except that representations and warranties given as of a specific date need only be true and correct as of the date specified) shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made at the time of, and immediately after giving effect to, the sale of the Series C Shares on the Series C Closing Date.

                  (e) No Defaults Under Indebtedness. The Company shall not be in default under the Bank Agreement or the Public Debt
Indenture on the Series C Closing Date after giving effect to the Series C Closing.

                  (f) Additional Officer's Certificate. The Company shall deliver to the Purchasers a certificate of its President, Senior Executive Vice President or Executive Vice President dated the Series C Closing Date, in form and substance reasonably satisfactory to the Purchasers and their counsel, certifying the satisfaction of the condition in Section 3.3(c).

                  (g) Legal Opinion. The Company shall have delivered to the Purchasers the executed legal opinion of Messrs. Cahill Gordon & Reindel, counsel to the Company, dated the Series C Closing Date, in form and substance reasonably satisfactory to the Purchasers and their counsel.

                  (h) Fees. The Purchasers (or their agents) shall have received the fees and other amounts payable on the Series C Closing Date referred to in
Section 9.5 and in Section 1.3(d).

                  (i) Bank Agreement. The Bank Agreement shall have been amended in a manner reasonably satisfactory to the Purchasers.

                  (j) No Material Adverse Change. On or after the date hereof, the Purchasers shall be satisfied, in the exercise of their reasonable business judgment, that no event, circumstance or condition has had, or shall have occurred and be continuing that could reasonably be expected to have, a material adverse effect on the Company's business, operations, properties or condition (financial or otherwise) taken as a whole, or its ability to substantially perform its obligations hereunder, under the Notes or with respect to the Preferred Stock.

                  (k) Restructuring Plan. WCI shall be afforded an opportunity to review and to have access to the Company's third party consultants involved in the Company's restructuring plans. As promptly as practicable, WCI shall (i) suggest any modifications to the Company's restructuring plans they feel are advisable and (ii) in good faith notify the Company if the Purchasers do not reasonably believe that the savings reflected in such restructuring plan are reasonably achievable. The Company agrees to consider in good faith any suggestions presented by WCI with respect to the restructuring plan.

                  (l) Market Conditions.  Trading in the Company's securities or
in   securities   generally   on  the  New  York  Stock   Exchange   or  in  the
over-the-counter market shall not have been suspended, other than a temporary suspension of trading to provide for an orderly market, or a general banking moratorium shall not have been declared by Federal or state authorities.

                  (m) No Bankruptcy Proceeding. There shall not be pending against the Company or a substantial part of its property any voluntary or involuntary insolvency proceeding under any bankruptcy law and no order shall have been entered and be in effect with respect to the Company or any substantial part of its property under any bankruptcy law.

                  (n) Additional Documents. Each Purchaser shall have received all such agreements, documents, instruments, approvals, certificates, legal opinions and information as such Purchaser shall reasonably request in connection with this Agreement, the Shares and the transactions herein and therein contemplated, all of which shall be in form and substance reasonably satisfactory to the Purchasers and their counsel.

                  (o) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to the Purchasers.

                  Section 4.  Covenants.

                  The Company covenants and agrees that:

                  4.1 Registration and Listing. The Company will cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement and will not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under such Acts. The Company will take all action within its power to continue the listing or trading of its Common Stock on the NYSE and will comply in all respect with the Company's reporting, filing and other obligations under the bylaws or rules of such exchange.

                  4.2 Financial Statements and Information. The Company will furnish or cause to be furnished to each of the Purchasers (as long as such Purchaser remains the beneficial owner of at least 25% of the Securities purchased hereunder) the following financial statements and information:

                  (a) All reports and other written communications delivered by the Company to its stockholders as such, and all registration statements (when available to the public) and periodic reports filed by the Company or any officer or director thereof with the SEC or any securities exchange, pursuant to the Securities Act, the Exchange Act, or the rules of such securities exchange.

                  (b) With reasonable promptness, all financial statements or reports (including comment letters to management) furnished to the Company by its independent certified public accountants.

                  4.3 Use of Proceeds. The Company will use the proceeds received from the sales of the Securities for general corporate purposes.

                  4.4 Compliance with Applicable Law. The Company will comply, and cause each Subsidiary to comply, with each statute, law, rule, regulation, order or other governmental requirement, noncompliance with which (in any one instance or in the aggregate) is likely to materially adversely affect (a) the business, operations, property or financial condition of the Company or such Subsidiary, or (b) the Company's ability to perform its obligations to the Purchasers.

                  4.5 Pre-Merger Notification Act Compliance. If in connection with any proposed conversion, exchange of the Convertible Notes or the issuance or conversion of Preferred Stock the Company or a Purchaser determines that a filing is required under the HSR Act, as promptly as practicable after notification of the proposed conversion is received the Company will make all such filings required by the HSR Act to be made in order to complete the proposed conversion. The Purchasers will cooperate with the Company to the extent reasonably necessary to complete such filings. The Company will pay all filing fees required in connection with such filings. The issuance of Conversion Shares resulting from such conversion may be delayed until two (2) days after the expiration of the applicable waiting period following such filing(s).

                  4.6 Stockholder Approval. The Company shall exert its best efforts to obtain the stockholders' approval and authorization of the issuance of Common Stock upon conversion of the Series B Preferred Stock and the Series C Preferred Stock as promptly as practicable after the Series B and Convertible Notes Closing Date and the Series C Closing Date, respectively, all in accordance with the terms of the Certificate of Designations, and all to the extent necessary to satisfy the requirements of Rule 312.03 of the New York Stock Exchange Listed Company Manual, as applied to the issuance of Common Stock upon conversion of the Preferred Stock.

                  4.7 Further Assurances. The Company will execute and deliver or cause to be executed and delivered such further instruments and do or cause to be done such further acts as may be reasonably necessary to carry out its obligations under this Agreement.


                  4.8 Rights Offering. The Company shall, as promptly as practicable, use its best efforts to (a) file with the SEC and have declared effective a Registration Statement covering (i) the distribution to holders of the Company's common stock rights ("Rights") to subscribe for and purchase an aggregate of 3,500,000 shares of Series C Preferred Stock (the "Rights Offering"), (ii) the registration of the Series C Preferred Stock issuable upon exercise of such Rights and (iii) the registration of the Company common stock issuable upon conversion of such Series C Preferred Stock; and (b) cause the Series C Preferred Stock and the common stock issuable upon conversion thereof to be approved for listing on the NYSE. The Rights Offering and the Rights shall have substantially the terms and conditions set forth on Schedule 1 hereto.

                  4.9 Nomination of Certain Officers. For so long as WCI and BTC hold 50% or more of the Securities issued to them pursuant to this Agreement, WCI and BTC (or in the event WCI or BTC holds 50% or more of the Securities purchased by it and the other does not hold 50% or more of the Securities purchased by it, then such 50% or more holder alone) shall have the exclusive power to nominate a candidate to be considered for the position of Executive Vice President-Finance, subject to the consent of the Co-Chairman and Chief Executive Officer of the Company, whose consent shall not be unreasonably withheld. Such Co-Chairman and Chief Executive Officer shall not remove the
Executive Vice President - Finance without the approval of the Board of Directors of the Company which shall be the only limitation of such Co-Chairman and Chief Executive Officer's power to fire employees, and such Co-Chairman and Chief Executive Officer shall retain the exclusive power to nominate a candidate to be considered as the executive in charge of distribution operations or logistics (or other similar position involving the supervision of the warehousing and shipping of inventory), subject to the consent of WCI and BTC so long as WCI and BTC hold 50% or more of the Securities issued to them pursuant to the Purchase Agreement (or in the event WCI or BTC holds 50% or more of the Securities purchased by it pursuant to the Purchase Agreement and the other does not hold 50% or more of the Securities purchased by it pursuant to the Purchase Agreement, then such 50% or more holder alone), which consent shall not be unreasonably withheld.

                  4.10 Board of Directors Representation. In the event the Series C Closing shall occur and BTC does not commit to purchase at least 50% of the Series C Shares not subscribed for in the Rights Offering exclusive of shares subscribed for by WCI and BTC, then BTC shall cause one of the persons designated by BTC pursuant to Section 3.1(i) to serve on the Board of Directors of the Company to resign, WCI shall designate a replacement and BTC shall cause the other Directors designated by BTC to vote in favor of such replacement. In the event the Series C Closing shall occur and BTC commits to purchase at least 50% of the Series C Shares, and WCI does not purchase at least 50% of the Series C Shares not subscribed for in the Rights Offering exclusive of shares subscribed for by WCI and BTC, then WCI shall cause one of the persons designated by WCI pursuant to Section 3.1(i) to serve on the Board of Directors of the Company to resign, BTC shall designate a replacement and WCI shall cause the other directors designated by WCI to vote in favor of such replacement.

                  Section 5.  Investment Representation.

                  5.1 Securities Act. Each Purchaser acknowledges that (a) the Securities being acquired by such Purchaser are not being registered under the Securities Act (other than the Series C Shares in connection with the Rights Offering) on the ground that the issuance thereof is exempt from registration under Section 4(2) of the Securities Act as not involving any public offering, and (b) the Company's reliance on such exemption is predicated in part on the representation hereby made to the Company by such Purchaser that it is sophisticated in financial affairs and is able to evaluate the risks inherent in investing in the Securities and is capable of bearing the economic loss of its entire investment, and is acquiring its Securities for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. None of the Purchasers is aware of any particular occasion, event or circumstance upon the occurrence or happening of which it intends to dispose of its Securities.

                  5.2 Resales. None of the Purchasers will sell or transfer all or any part of its Securities unless and until it shall first have given notice to the Company describing such sale or transfer and furnished to the Company either (i) an opinion, reasonably satisfactory to counsel for the Company, of Shearman & Sterling, Eaton & Van Winkle or other counsel skilled in securities matters (selected by such Purchaser and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Securities Act, or (ii) an interpretive letter from the staff of the SEC to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Securities Act, in either case accompanied by evidence that such transfer will be in compliance with applicable state securities ("blue sky") laws; provided, however, that the foregoing shall not apply with respect to (1) any transfer pursuant to an effective registration statement under the Securities Act, or pursuant to Rule 144 thereunder, or (2) any transfers between a Purchaser and any institutional affiliate of such Purchaser for its own account.

     5.3 Legends. The Company may place appropriate legends on the certificates for the Securities and Conversion Shares concerning the restrictions set forth in this Section 6 and may refuse to transfer any of the Securities or Conversion Shares on its books should the holder thereof attempt to transfer any of them otherwise than in compliance herewith and therewith. The Company agrees to reissue certificates representing the Securities or, if applicable, the Conversion Shares without the legend provided for above at such time as (i) the holder thereof is permitted to dispose of such Securities or Conversion Shares pursuant to Rule 144(k) under the Securities Act, (ii) the Securities or Conversion Shares are sold to a purchaser or purchasers who (in the opinion of counsel to such purchasers, in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such Securities or Conversion Shares publicly without registration under the Securities Act, or (iii) such securities are registered under the Securities Act.

                  Section 6.  Transfers.

                  Subject only to compliance with the requirements of Section 5.2, each Purchaser shall be entitled to assign and transfer all or any part of its Securities or Conversion Shares, or any interest or participation therein, and its related rights under this Agreement; and upon the assignment or transfer by such Purchaser of all or any part of its Securities or Conversion Shares or its interest therein (except in a Public Offering, or a sale pursuant to Rule 144 under the Securities Act), the term "Purchaser" as used herein shall thereafter include, to the extent of the interest so assigned or transferred, the assignee or transferee of such interest. Notwithstanding the foregoing, except for sales on the NYSE or otherwise made in the open market, or pursuant to a Public Offering, Securities shall not be transferred to a competitor of the Company without the prior consent of the Company's Board of Directors.

                  Section  7.  Effectiveness of Agreement.

                  The covenants contained in this Agreement shall continue in full force and effect with respect to the Purchasers until all Shares of Preferred Stock and the Notes have been redeemed (and the redemption price therefor paid in full) or have been converted, and all Conversion Shares have been sold by the Purchasers in a Public Offering or pursuant to Rule 144 under the Securities Act, except that (i) the covenants contained in Section 1.4 shall terminate as provided in Section 1.4(b), and (ii) the covenants contained in Sections 4.2(b) shall terminate at such time as the total number of shares of Common Stock held by the Purchasers does not exceed [twenty-five (25)] percent of the fully diluted outstanding shares of Common Stock of the Company purchased by such Purchaser pursuant to this Agreement.

                  Section 8.  Judicial Proceedings.

     8.1 Jurisdiction. The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement or any of the Securities or Conversion Shares. To the fullest extent it may effectively do so under applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  8.2 Judgments. The Company agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 8.1 brought in any such court shall, subject to such rights of appeal on issues other than jurisdiction as may be available, be conclusive and binding upon the Company and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment.

                  8.3 Service. The Company consents to service of process in any suit, action or proceeding of the nature referred to in Section 8.1 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its address specified in or designated pursuant to Section 9.1. Such service (a) shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and (b) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company.

                  8.4 Other Service or Jurisdiction. Nothing in this Section 8 shall affect the right of any of the Purchasers to serve process in any manner permitted by law, or limit any right that any of the Purchasers may have to bring proceedings against the Company in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

                  8.5 Waiver of Jury Trial. THE COMPANY HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE NOW OR HEREAFTER TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE SHARES OR THE CONVERSION SHARES.

                  8.6 Remedies for Breach. Upon breach or default by the Company with respect to any obligation hereunder, under the Shares or the Conversion Shares, the Purchasers (or their agents) shall be entitled to protect and enforce their rights at law, or in equity or by other appropriate proceedings for specific performance of such obligation, or for an injunction against such breach or default, or in aid of the exercise of any power or remedy granted hereby or thereby or by law.

                  Section 9.  Miscellaneous.

                  9.1 Notices. All notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be deemed to have been given or made, and all financial statements, information and the like required to be delivered hereunder shall be deemed to have been delivered, five (5) days after deposited in the mails, registered or certified with postage prepaid, addressed to the Company at 110 East 59th Street, New York, New York 10022 Attention: President, with a copy to the counsel for the Company, Christopher J. Joyce, Esq., 110 East 59th Street, New York, New York 10022, and to the Purchasers at their respective addresses set forth in Section 1 of this Agreement, or to such other address as any of them shall specify in writing to the others. The Company shall maintain registers of the holders of the Securities and the Conversion Shares which shall contain the last address specified as provided in the preceding sentence. No other method of giving notice is hereby precluded. Upon reasonable request of any Purchaser, the Company will deliver to such Purchaser, at the Company's expense, additional copies of all financial statements, information and the like required hereunder.

                  9.2 Cumulative Remedies, Etc. No failure or delay on the part of any of the Purchasers in exercising any right, power or privilege hereunder, and no course of dealing between the Company and the Purchasers, or any of them, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Purchasers, or any of them, would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Purchasers, or any of them, to take any other or further action in any circumstances without notice or demand.

                  9.3 No Oral Changes; Assignment; Survival of Representations. This Agreement may not be changed or terminated orally. This Agreement shall be binding upon the Company and the Purchasers and their successors and assigns. The Company shall not make any assignment of its rights under this Agreement or subject this Agreement or its rights hereunder to any lien or security interest of any kind whatsoever; and any such assignment, lien or security interest shall be absolutely void and unenforceable as against the Purchasers. All agreements, representations and warranties made herein or in writing otherwise in connection herewith shall survive the issuance of the Securities.

                  9.4 Several Obligations. The Purchasers shall not be jointly obligated hereunder; their obligations are several. The sales of Securities to the Purchasers shall be deemed separate sales to each Purchaser.

                  9.5 Expenses. The Company agrees to pay and save the Purchasers harmless against liability for the payment of all out-of-pocket expenses arising in connection with the negotiation, preparation, execution, delivery and enforcement of, and any amendment, supplement or modification to, or waiver of any provision of, this Agreement or the Securities, and the reasonable fees and disbursements of Shearman & Sterling and Eaton & Van Winkle, such fees and disbursements in respect of such preparation, execution and delivery to be paid by the Company on the Series B and Convertible Notes Closing Date. Such other expenses shall be paid promptly by the Company as and when payment thereof is requested by the Purchasers. The obligations provided for in this Section 9.5 shall survive any termination of this Agreement.

                  9.6 Indemnification. The Company agrees to indemnify and hold harmless each Purchaser, its subsidiaries, directors, officers and employees, to the maximum extent permitted by law, from and against any and all liability (including, without limitation, reasonable legal fees incurred in defending against any such liability) under, arising out of or relating to this Agreement, the Securities, the transactions contemplated hereby or thereby or in connection herewith or therewith, and all action or failures to act and the transactions contemplated thereby, including (to the maximum extent permitted by law) any liability arising under Federal or state securities laws, except to the extent such liability shall result from any act or omission on such Purchaser's part constituting willful misconduct or gross negligence or the inaccuracy of representations in Section 5. The obligations of the Company under this Section
9.6 shall survive and continue to be in full force and effect notwithstanding the Shares not having been purchased, the redemption of the Shares or the termination of this Agreement.

                  9.7 Publicity. Each party to this Agreement agrees not to disclose the name of the other, the existence of this Agreement or the terms hereof in any press release or other public disclosure, or in any proxy statements, prospectus or other, similar materials filings with any governmental entity, unless, required by law or in each such case, and the other party first has reviewed and approved such usage, with such review and approval not to be unreasonably delayed or withheld.

                  9.8 Governing Law. THIS AGREEMENT AND THE OTHER AGREEMENTS AND INSTRUMENTS EXECUTED AS PROVIDED HEREIN, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

                  9.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  9.10 Captions; Gender. The descriptive headings of the Sections of this Agreement are inserted for convenience only and shall not affect the meaning, construction or interpretation of any of the provisions hereof. The use of the neuter form of a pronoun shall be deemed, where appropriate, to include the masculine and feminine forms of such pronoun.

                  If you are in agreement with the foregoing, please sign in the space provided below.


                          ALLIANCE ENTERTAINMENT CORP.


                           By:
                                     Name:
                                     Title:


The foregoing is hereby accepted
and agreed to as of the date
first above written.

Purchasers:

CYPRESS VENTURES, INC.


By:
         Name:
         Title:

WASSERSTEIN & CO., INC.


By:
         Name:
         Title:


BT CAPITAL PARTNERS, INC.


By:
         Name:
         Title:

                                 EXHIBIT A

                         CERTIFICATE OF DESIGNATIONS

                                     OF

                         ALLIANCE ENTERTAINMENT CORP.




                  Pursuant to Section 151 of the Delaware General Corporation Law (the "GCL"), ALLIANCE ENTERTAINMENT CORP., a Delaware corporation (the "Corporation"), certifies as follows:

                  FIRST: Under the authority contained in Article FOURTH of the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation has classified an aggregate of three hundred thousand (300,000) shares of the authorized but unissued shares of preferred stock of the Corporation into a series which shall be designated Series B Convertible Preferred Stock.

                  SECOND: The following resolution was adopted by the Board of Directors on December 19, 1996 and such resolution has not been modified and is in full force and effect on the date hereof:

                  RESOLVED, that the Board of Directors hereby creates, from the authorized but unissued shares of preferred stock of the Corporation, a series of convertible preferred stock designated as Series B Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), and hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series, as follows:

                Section 01.  Preferred Stock Dividends.

                1.1 General Dividend Obligation. When, as and if declared by the Board of Directors of the Corporation, the Corporation shall pay to the holders of record of the Preferred Stock, out of the assets of the Corporation available for the payment of dividends under the General Corporation Law of the State of Delaware, preferential dividends at the times and in the amounts provided for in this Section 1.

                1.2 Payments of Dividends; Payments in Additional Shares. (a) When declared by the Board of Directors of the Corporation, dividends on the Preferred Stock shall be payable on whole shares of Preferred Stock on each Dividend Payment Date (capitalized terms not otherwise defined herein being used in this Certificate of Designations with the definitions set forth in Section
11).

                (b) Dividends shall be paid only in additional whole shares of Preferred Stock, having a Liquidation Value (exclusive of any accrued unpaid dividends) equal in amount to the dividends payable, by mailing certificates for such shares to each holder of record of Preferred Stock at such holder's address as it appears on the Corporation's stock register at least five days prior to the due date of each dividend or otherwise delivering such shares so as to be received by such holder on the due date of such dividend. If any portion of a dividend would result in the issuance of a fraction of a share of Preferred Stock, such fraction shall be carried forward and accumulated with other fractions and shall be paid on a subsequent Dividend Payment Date when such accumulated fractions equal at least one whole share of Preferred Stock.

                (c) If at any time dividends on the outstanding Preferred Stock at the rate set forth herein shall not have been fully paid or declared and set aside for payment, no dividends or other distributions shall be declared or paid upon or set apart for payment on the shares of any other class of Junior Securities.

                1.3 Calculation of Dividends. Dividends on each share of Preferred Stock shall be calculated cumulatively at the rate and in the manner prescribed herein from and including the date of issuance of such share of Preferred Stock, whether or not such dividends shall have been declared and whether or not there shall be (at the time such dividends are calculated or become payable or at any other time) profits, surplus or other funds or assets of the Corporation legally available for the payment of dividends. For purposes of this Section 1.3, the date on which the Corporation shall initially issue any share of Preferred Stock shall be deemed to be its "date of issuance" regardless of the number of times transfer of such share of Preferred Stock shall be made on the stock register maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share of Preferred Stock (whether by reason of transfer of such share or for any other reason).

                1.4 Dividend Rates. Dividends shall be cumulative, and shall accrue on a daily basis on each Outstanding share of Preferred Stock at the rate per annum (computed on the basis of a 360-day year having twelve thirty-day months) of six percent (6%) of the Liquidation Value of each share of Preferred Stock. To the extent not paid, on a Dividend Payment Date all unpaid dividends accrued on each share of Preferred Stock Outstanding during such quarter (or from and including the original date of issuance of such share in the case of the initial quarter-end after the date of issuance) shall be added to the Liquidation Value of such share and shall remain a part thereof until such dividends are paid.

                Section 2.  Liquidation Preferences.

                Subject to the holders' conversion rights provided below herein, upon any liquidation (complete or partial), dissolution or winding up of the Corporation, or any similar distribution of its assets to its stockholders which results in a return of capital, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled, before any distribution or payment is made upon any Junior Securities of the Corporation, to be paid out of the assets of the Corporation available for distribution to its stockholders (whether from capital, surplus or earnings) an amount in cash equal to the sum of (i) the aggregate Liquidation Value of all shares of Preferred Stock then Outstanding, plus (ii) all accrued unpaid dividends on such shares, and shall not be entitled to any further payment. Written notice of such liquidation, dissolution, winding up or other distribution of assets, stating a payment date, the amount of the payment and the place where the amounts distributable shall be payable, shall be mailed by certified or registered mail, return receipt requested, not less than 60 days prior to the payment date stated therein, to each record holder of any share of Preferred Stock entitled thereto at the address for such record holder shown on the Corporation's records. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution, winding up or similar distribution of the Corporation within the meaning of any of the provisions of this Section 2. The Preferred Stock shall rank pari passu with the Corporation's Series A Convertible Preferred Stock.

                Section 3.  Redemptions of Preferred Stock.

                3.1  Redemption Price.  For each share of Preferred
Stock which is to be redeemed by the Corporation at any time and for any reason in a redemption pursuant to this Section 3, the Corporation shall be obligated on the Redemption Date, regardless of whether the Corporation shall be able or legally permitted to make such payment on the Redemption Date, to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share of Preferred Stock duly endorsed in blank or accompanied by an appropriate form of assignment) the Redemption Price for such share of Preferred Stock, payable in cash.

                3.2  Redeemed or Otherwise Acquired Shares Not to
Be Reissued. Any shares of Preferred Stock redeemed pursuant to this Section 3 or otherwise acquired by the Corporation shall not be reissued, sold or transferred by the Corporation and shall be retired.

                3.3 Determination of Number of Each Holder's Shares to Be Redeemed. The number of shares of Preferred Stock to be redeemed from each holder thereof in each redemption under this Section 3 shall be determined by multiplying the total number of shares of Preferred Stock to be redeemed times a fraction, the numerator of which shall be the total number of shares of Preferred Stock then held by such holder and the denominator of which shall be the total number of shares of Preferred Stock then Outstanding, rounded if the result is fractional to the nearest whole number of shares.

                3.4 Optional Redemption by Corporation. (a) The Preferred Stock may be redeemed in whole (but not in part), at the Redemption Price, at the Corporation's option at any time after the seventh (7th) anniversary of the date of original issuance of the Preferred Stock, on at least 30 days' notice.

                3.5 Mandatory Redemption Based on Failure of Stockholders' Vote.
(a) In the event that the Preferred Stock has not become convertible in accordance with Section 4.1(a) on or before July 26, 2005, then at any time after such date (i) any holder of shares of Preferred Stock may require the Corporation to redeem all or any portion of the Preferred Stock owned by such holder, at the Redemption Price (as determined pursuant to this Section 3.5), upon written notice to the Corporation requesting such redemption, or (ii) the Corporation may, at its option, redeem the Preferred Stock then Outstanding in whole (but not in part), at the Redemption Price (as determined pursuant to this Section 3.5), upon written notice to the holders thereof. Notice of any such election by the Corporation to redeem shall specify a redemption date not less than 10 nor more than 30 days after the date of such notice.

                (b) The Redemption Price for each holder's shares of Preferred Stock redeemed pursuant to this Section 3.5 shall be the lesser of

                (i) the amount which, on receipt by the holder, will cause the holder to realize an Internal Rate of Return of thirty-five percent (35%) with respect to its investment in such shares being redeemed, and

                 (ii) seventy-five percent (75%) of the Corporation's cumulative EBITDA, for the period from the date of original issuance of the Preferred Stock to the date of such redemption, multiplied by a fraction, the numerator of which is the number of shares of Preferred Stock to be redeemed from such holder and the denominator of which is the aggregate number of shares of Preferred Stock issued by the Corporation, provided that the Redemption Price per share of Preferred Stock calculated pursuant to this paragraph (ii) shall in no event be less than the Liquidation Value thereof.

                3.6 Redemptions or Purchase by Corporation's Designee(s). In lieu of any redemption of Preferred Stock by the Corporation permitted hereunder, the Corporation may designate one or more purchasers who shall be entitled to purchase the Preferred Stock from the holders thereof at the applicable Redemption Price. Any such designee(s) shall have the rights and obligations of the Corporation specified herein with respect to the redemption of such shares.

                3.7 Notice of Redemption. Except as otherwise expressly provided herein, notice of any redemption of Preferred Stock, specifying the time and place of redemption, the Redemption Price (in the case of a redemption under
Section 3.5, showing the computation thereof in reasonable detail) and the Section and paragraph pursuant to which such redemption is being made, shall be mailed by certified or registered mail, return receipt requested, to each holder of record of shares of Preferred Stock to be redeemed, at the address for such holder shown on the Corporation's records, not more than sixty (60) nor less than thirty (30) days prior to the date on which such redemption is to be made. The notice shall also specify the number of shares of Preferred Stock and the certificate numbers thereof which are to be redeemed. With respect to redemptions made pursuant to Section 3.4, upon mailing any such notice of redemption the Corporation shall become obligated to redeem at the time of redemption specified therein all shares of Preferred Stock therein specified. In case less than all the shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the unredeemed shares of Preferred Stock shall be issued to the holder thereof without cost to such holder. Notwithstanding any other provision of this Section 3, the Corporation shall not be entitled to redeem any shares of Preferred Stock in respect of which the holder of such Preferred stock has delivered to Corporation a Conversion Notice after the delivery of notice by the Corporation as provided in this paragraph but prior to the Redemption Date.

                3.8 Rights After Redemption Date. Provided that the Redemption Price is paid in full on the applicable Redemption Date, no share of Preferred Stock shall be entitled to any dividends accrued after its Redemption Date, and on such Redemption Date, except as otherwise provided herein or by law, all rights of the holder of such share of Preferred Stock as a stockholder of the Corporation, by reason of the ownership of such share, shall cease, except the right to receive the Redemption Price of such share upon presentation and surrender of the certificate representing such share, and such share shall not after such Redemption Date be deemed to be Outstanding.

                3.9 Other Redemptions. The Corporation shall neither redeem nor otherwise acquire any shares of any class of Preferred Stock except (i) as expressly authorized in this Certificate of Designations, or (ii) pursuant to any offer of redemption made to the holders of Preferred Stock of such class pro rata according to the shares held by them.

                3.10 Deposit of Redemption Price. If on or before the date of redemption specified in any notice of redemption of any share of Preferred Stock, the Corporation shall irrevocably deposit the amount of the Redemption Price thereof with a bank or trust company having an office in the City of New York, designated in such notice of redemption, in trust for the benefit of the holder of such share of Preferred Stock, such share of Preferred Stock shall be deemed to have been redeemed on the date so specified, whether or not the certificate for such share shall be surrendered for redemption and canceled.

                Section 4.  Conversion of Preferred Stock.

                4.1 Conversion Procedures. (a) The Preferred Stock shall be convertible into shares of Common Stock, in accordance with the terms of this
Section 4 after the receipt by the Corporation of a Conversion Notice as defined in Section 4.1(c) hereof received at any time after the date that the issuance of Common Stock upon such conversion is approved by the holders of outstanding Common Stock, in compliance with Rule
312.03 of the New York Stock Exchange Listed Company Manual (or such approval otherwise is not required) subject to the requirements of Section 4.1(b) hereof.

                (b) A holder of shares of Preferred Stock may, at any time after the requirements of Section 4.1(a) are satisfied, convert pursuant to this
Section 4 all or any part (in whole numbers of shares only) of the shares of Preferred Stock held by such holder into such number of fully paid and non-assessable whole shares of Common Stock as is obtained by multiplying the number of shares of Preferred Stock so to be converted by the Liquidation Value thereof and dividing the result by the Conversion Price then in effect. Such right as to any particular share shall terminate at the close of business on the day immediately prior to the date fixed for payment on the Preferred Stock upon any liquidation, dissolution, winding up or similar distribution of the Corporation.

                (c) Each conversion of Preferred Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Preferred Stock) at any time during its usual business hours, which shall be accompanied by a written notice by the holder of such Preferred Stock (a "Conversion Notice") stating that such holder desires to convert shares, or a stated number of shares, represented by a certificate or certificates specifically described therein. Such Conversion Notice shall also specify the name or names (with addresses) and denominations in which the certificate or certificates for Common Stock shall be issued and shall include instructions for delivery thereof. The Conversion Price shall be determined as of the close of business on the date the certificate representing the Preferred Stock and the Conversion Notice is received by the Corporation. Such conversion shall be deemed to have been effected as of the close of business on the date on which the certificate representing the Preferred Stock and the Conversion Notice for such shares shall have been received by the Corporation, and as of such date (the "Conversion Date") the rights of the holder of such Preferred Stock (or specified portion thereof) as such holder shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                (d) As soon as possible after the Conversion Date (and in no event more than 30 days after the Conversion Date), subject to Section 4.2(c), with respect to the certificate(s) specified in (i) and (ii) below, the Corporation shall deliver to the converting holder or, with respect to the certificate(s) specified in (i) below, as specified by such converting holder:

                (i) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion registered in such name or names and such denomination or denominations as the converting holder shall have specified;

                (ii) a certificate representing any shares of Preferred Stock which shall have been represented by the certificate or certificates which shall have been delivered to the Corporation in connection with such conversion but which shall not have been converted; and

                (iii) a payment of cash in an amount equal to the value of any fractional share of Common Stock that otherwise would be issuable in connection with the Preferred Stock converted.

                4.2  Authorization and Issuance of Common Stock.
The Corporation covenants and agrees that:

                (a) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuing upon the conversion of the Preferred Stock as provided in this Section 4, such number of shares of Common Stock as shall then be issuable upon the conversion of all Outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens, and charges. The Corporation will take all such action as may be necessary to assure that all shares of Common Stock may be so issued without violation of any applicable law or regulation or any requirements of any domestic stock exchange upon which any shares of Common Stock may be listed.

     (b) The Corporation will not take any action which results in any adjustment of the number of shares of Common Stock acquirable upon conversion of a share of Preferred Stock if after such action the total number of shares of Common Stock issuable upon conversion of the Preferred Stock then Outstanding, together with the total number of shares of Common Stock then Outstanding and the total number of shares of Common Stock reserved for any purpose other than issuance upon conversion of Common Stock, would exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation, as amended.

                (c) If any shares of Common Stock required to be reserved for purposes of conversions of shares of Preferred Stock under this Certificate of Designations require registration with, or approval of, any governmental authority under any federal or state law (other than any registration under the Securities Act of 1933, as then in effect, or any similar federal statute then in force, or any state securities law, required by reason of any transfer involved in such conversion), or listing on any domestic securities exchange, before such shares may be issued upon conversion, the Corporation will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved for listing or listed on such domestic securities exchange, as the case may be.

                (d) The issuance of certificates for shares of Common Stock upon conversion of shares of the Preferred Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof, or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock converted.

                (e) The Corporation will not close its books against the transfer of any share of Preferred Stock or of any share of Common Stock issued or issuable upon the conversion of such shares in any manner which interferes with the timely conversion of such shares.

                4.3 Conversion Price. (a) The initial Conversion Price shall be one dollar and twenty-five cents ($1.25). In order to prevent dilution of the conversion rights granted hereunder, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 4.

     (b) If and whenever the Corporation shall issue or sell, or shall in accordance with Section 4.4 be deemed to have issued or sold, any shares of Common Stock for a consideration per share that is less than 95% of the Market Price on the date of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall, subject to Section 4.4, be reduced to the price (calculated to the nearest $0.001) determined by multiplying the Conversion Price in effect immediately prior to the time of such issue or sale by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Market Price immediately prior to such issue or sale plus
(ii) the consideration received by the Corporation upon such issue or sale, and the denominator of which shall be the product of (iii) the total number of shares of Common Stock Deemed Outstanding immediately after such issue or sale, multiplied by (iv) the Market Price immediately prior to such issue or sale.

Notwithstanding the foregoing, no adjustment of the Conversion Price shall be made in an amount less than $0.001 per share, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.001 per share or more.

                (c)  Notwithstanding  the  provisions  of this  Section  4.3 and
Section 4.4, no adjustment of the Conversion Price shall be required as a result of the sale or issuance of Common Stock, at prices less than 95% of the Market Price then in effect, (i) upon conversion of any of the Preferred Stock or the Corporation's Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock") or the exchange of the Corporation's 6% Exchangeable Notes due December 31, 2001, (ii) in connection with Excluded Securities, or (iii) the issuance of the Series C Preferred Stock.

                4.4  Effect of Certain Events on Conversion Price.

For purposes of determining the adjusted Conversion Price under Section 4.3, the following shall be applicable:

     (a) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than 95% of the Market Price, determined as of the date of granting of such Options), then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall (as of the date of grant of such Options) be deemed to be outstanding and to have been issued for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, except as otherwise provided in Section 4.4(c).

     (b) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than 95% of the Market Price, determined as of the date of such issue or sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share. Except as otherwise provided in
Section 4.4(c), no adjustment of the Conversion Price shall be made upon the actual issue of such Common stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price have been made or are to be made pursuant to other provisions of this Section 4.4, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                (c) Change in Option or Conversion Price. If the purchase price provided for in any Option referred to in Section 4.4(a), the additional consideration, if any, payable upon conversion or exchange of any Convertible Securities referred to in Section 4.4(a) or (b), or the rate at which any Convertible Securities referred to in Section 4.4(a) or (b) are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in this Section 4.4 or in Sections 4.3 and 4.5), then the Conversion Price in effect at the time of such change shall forthwith be adjusted to the Conversion Price which would have been in effect at such time had such Option or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in Section 4.4(a), the additional consideration, if any, payable upon conversion or exchange of any Convertible Securities referred to in
Section 4.4(a) or (b), or the rate at which any Convertible Securities referred to in Section 4.4(a) or (b), are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution of the type set forth in this Section 4.4 or Sections 4.3 and 4.5, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder would be reduced.

     (d) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities (without any exercise of such Option or right), the Conversion Price then in effect hereunder shall forthwith be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding.

                (e) Calculation of Consideration Received. (i) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the aggregate proceeds payable to the Corporation therefor, prior to deduction of any expenses incurred and any underwriting commission or concessions paid or allowed by the Corporation in connection therewith.

                (ii) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of consideration other than cash received by the Corporation shall be deemed to be the fair value, determined in good faith by the Board of Directors.

                (iii) In case any Options shall be issued in connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                (iv) In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value, determined in good faith by the Board of Directors, of such portion of the net assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be.

     (v) In the event of any consolidation or merger of the Corporation in which stock or other securities of any corporation are issued in exchange for Common Stock of the Corporation or in the event of any sale of all or substantially all of the assets of the Corporation for stock or other securities of any corporation, the Corporation shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Conversion Price the determination of the number of shares of Common Stock receivable upon conversion of the Preferred Stock immediately prior to such merger, consolidation or sale, for purposes of Section 4.7, shall be made after giving effect to such adjustment of the Conversion Price.

                (vi) In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                (f) Record Date. For purposes of Sections 4.3 and 4.4, in case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of granting of such right or subscription or purchase, as the case may be.

                4.5 Subdivisions and Combinations. Except to the extent Section 4.4(e)(vi) above applies, in the event that the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) one or more classes of its outstanding Common Stock into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision forthwith shall be proportionately reduced. Conversely, in the event the outstanding shares of one or more classes of the Common Stock shall be combined into a smaller number of shares (by reverse stock split or otherwise), the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                4.6 Dividends. In the event that the Corporation declares a dividend (other than a dividend payable in Common Stock, Options or Convertible Securities, or a cash dividend payable out of earnings or earned surplus) upon Common Stock, then at the option of the holders of a majority of the outstanding shares of Preferred Stock,

                (1) the Corporation shall pay over to each holder, on the dividend payment date, the cash, stock or other securities and other property which holder would have received if such holder had converted all of his or its shares of Preferred Stock into Common Stock and had been the record holder of such Common Stock on the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividend are to be determined, or

                (2) the Conversion Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal to the amount of such dividend payable per share of Common Stock, in the case of a cash dividend, or by the fair value of such dividend per share (as reasonably determined by the Board of Directors of the Corporation), in the case of any other dividend, such reduction to be effective on the date as of which a record is taken for purposes of such dividend, or if a record is not taken, the date as of which holders of record of Common Stock entitled to such dividend are determined, or

                (3) in the case of a dividend consisting of stock or securities (other than Common Stock, Options or Convertible Securities) or other property distributable to holders of Common Stock, the holder of Preferred Stock may elect that, in lieu of (1) or (2) above, lawful and adequate provisions shall be made (including without limitation any necessary reduction in the Conversion Price) whereby such holder of Preferred Stock shall thereafter have the right to purchase and/or receive, on the terms and conditions specified in this Certificate of Designations and in addition to the shares of Common Stock receivable immediately prior to the declaration of such dividend upon conversion of his or its shares of Preferred Stock, such shares of stock, securities or property as are distributable with respect to outstanding shares of Common Stock equal to the number of shares of Common Stock receivable immediately prior to such declaration upon conversion of his or its shares of Preferred Stock, to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price and of the number of shares receivable upon such conversion) shall thereafter be applicable, as nearly as may be, in relation to such shares of stock, securities or property.

For the purposes of this Section 4.6, "dividend" shall mean any distribution to the holders of Common Stock as such, and a dividend shall be considered payable out of earnings or earned surplus (other than revaluation or paid-in surplus) only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as reasonably determined by the Board of Directors of the Corporation.

                4.7 Reorganization, Reclassification, Consolida tion, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Corporation, or any consolidation or merger of the Corporation with or into another corporation, or any sale of all or substantially all of the Corporation's assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision (as determined reasonably and in good faith by the Board of Directors of the Corporation) shall be made whereby each of the holders of the Preferred Stock shall thereafter have the right to acquire and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore acquirable and receivable upon the conversion of such holder's shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore acquirable and receivable upon conversion of such shares had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to such holder's rights and interests to the end that the provisions of this Section 4 (including without limitation provisions for adjustments of the Conversion Price and of the number of shares of Common Stock acquirable and receivable upon the exercise of the conversion rights granted in this Section 4) shall thereafter be applicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of such holder's shares (including, in the case of any such consolidation, merger or sale in which the successor corporation or purchasing corporation is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any consolidation, merger or sale, unless the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire or receive.

                4.8 Notice of Adjustment. Immediately upon any adjustment of the Conversion Price, the Corporation shall send written notice thereof to all holders of Preferred Stock, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock acquirable and receivable upon conversions of all shares of Preferred Stock held by each such holder, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                4.9 Other Adjustment-Related Notices. In the event that at any time:

                (a) the Corporation shall declare a dividend (or any other distribution) upon its Common Stock payable otherwise than in cash out of earnings or earned surplus;

                (b) the Corporation shall offer for subscription pro rata to the holders of any class of its Common Stock any additional shares of stock of any class or other rights;

                (c) there shall be any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

                (d) there shall be any voluntary or involuntary dissolution, liquidation, winding up or similar distribution of the Corporation;

then, in connection with any such event, the Corporation shall give by first class mail, postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of the Corporation:

     (i) at least 30 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or similar distribution; and

     (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or similar distribution, at least 30 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or similar distribution).

                4.10 Certain Events. If any event occurs as to which the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights as aforesaid.

                4.11 Disputes. In the event that there is any dispute as to (a) the computation of the price or the number of shares of Common Stock required to be issued upon conversion of Preferred Stock, or (b) the computation of the Redemption Price under Section 3.6, in either case in which holders of 50 percent or more of the Preferred Stock shall join, the holders and the Corporation will retain an independent and nationally recognized accounting firm to conduct at the expense of the Corporation an audit of the computations pursuant to the terms hereof involved in such dispute, including the financial statements or other information upon which such computations were based. The determination of such nationally recognized accounting firm shall, in the absence of manifest error, be binding upon the holders of the Preferred Stock and the Corporation. If there shall be a dispute as to the selection of such nationally recognized accounting firm, such firm shall be appointed by the American Institute of Certified Public Accountants ("AICPA") if willing, otherwise the American Arbitration Association ("AAA"), upon application by the Corporation or any holder or holders of at least 50 percent of the outstanding Preferred Stock with notice to the others. If the price, number of shares of Common Stock or Redemption Price as determined by such accounting firm is five percent (5%) or more higher or lower than the price, number of shares of Common Stock or Redemption Price computed by the Corporation, the expenses of such accounting firm and, if any, AICPA and AAA, shall be borne completely by the Corporation. In all other cases, they shall be borne by the disputing holders of Preferred Stock.

                Section 5.  Purchase Rights.

                If at any time or from time to time the Corporation shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (any "Purchase Rights") pro rata to the record holders of Common Stock and such grant, issuance or sale does not result in an adjustment of the Conversion Price under Section 4.4, then each holder of Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable and receivable (directly or upon subsequent conversion, assuming unrestricted convertibility) upon conversion immediately prior to the time or times at which the Corporation, granted issued or sold such Purchase Rights.

                Section 6. Voting Rights of Preferred Stock. (a) Except as otherwise provided by law, by agreement among the stockholders, or as otherwise provided in this Certificate of Designations, Preferred Stock shall entitle the holders thereof to no voting rights.

                (b) The Preferred Stock shall be entitled to vote with the holders of Common Stock on any and all matters presented to the holders of Common Stock for a stockholders' vote at any time after the satisfaction of the conditions set forth in Section 4.1(a) hereof. After the Preferred Stock is entitled to vote on matters presented to holders of Common Stock, a share of Preferred Stock shall possess that number of votes equal to the number of shares of Common Stock that such share of Preferred Stock is convertible into on the applicable record date.

                Section 7.  Registration of Transfer.

     The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing the aggregate number of shares represented by the surrendered certificate, subject to the requirements of applicable securities laws. Each such new certificate shall be registered in such name and shall represent such number of shares as shall be requested by the holder of the surrendered certificate, shall be substantially identical in form to the surrendered certificate, and the holders of the shares represented by such new certificate shall be entitled to receive all theretofore payable but unpaid dividends on the shares represented by the surrendered certificate.

                Section 8.  Replacement.

                Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of the Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the registered holder is an institutional investor its own agreement of indemnity, without bond, shall be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate, and the shares represented by such new certificate shall be entitled, among other things, to receive all theretofore payable but unpaid dividends on the shares represented by the lost, stolen, destroyed or mutilated certificate.

                Section 9.  Restrictions on Corporate Action.

                So long as any shares of the Preferred Stock remain outstanding and in addition to any other approvals or consents required by law, without the prior affirmative vote or written consent of the holders of at least a majority of all shares of the Preferred Stock Outstanding at the time:

                (a) The Corporation shall not increase the number of shares of the Preferred Stock which the Corporation is authorized to issue, or issue additional shares of Preferred Stock except pursuant to Section 1.2(b).

                (b) Unless the dividend payment and redemption obligations of the Corporation with respect to the Preferred Stock have, at such time, been fully satisfied, the Corporation shall not declare or pay any dividend or make any other distribution on any Junior Securities other than dividends or distributions payable solely in Junior Securities, or purchase, redeem, or otherwise acquire for any consideration, or set aside as a sinking fund or other fund for the redemption or repurchase of any Junior Securities or any warrants, rights or options to purchase the same.

                Section 10.  Closing Books.

                The Corporation will not close its books against the transfer of any share of Preferred Stock.

                Section 11.  Definitions.

                As used in this Certificate of Designations the following terms shall have the following meanings, which meanings shall be equally applicable to the singular and plural forms of such terms:

                "Business Day" means any day which is not a Saturday or a Sunday or a day on which banks are permitted to close in New York, New York.

                "Common Stock" means the Common Stock, par value $0.0001 per share, of the Corporation, and any capital stock of any class of the Corporation hereafter authorized which shall not be limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution, winding up or similar distribution of the Corporation.

                "Common Stock Deemed Outstanding" means, at any given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time (exclusive of any shares of Common Stock owned or held by or for the account of the Corporation), plus (b) the number of shares of Common Stock into which Outstanding shares of Preferred Stock are convertible at such time, plus
(c) the number of other shares of Common Stock  deemed to be  outstanding  under
Section 4 at such time.

                "Consolidated Interest Expense" means (without duplication), for any period, the sum of:

                (i) the interest expense of the Corporation and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP;

                (ii) all fees, commissions, discounts and other charges of the Corporation and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, with respect to letters of credit and bankers' acceptances and the costs (net of benefits) associated with interest hedging obligations;

                (iii) amortization or write-off of debt discount and deferred financing costs (other than deferred financing costs incurred on or prior to the Closing Date) in connection with any Long Term Debt of the Corporation and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; and

                (iv)   interest   capitalized   by  the   Corporation   and  its
        Subsidiaries during such period determined on a consolidated basis in accordance with GAAP.

                "Consolidated Net Income" means, with respect to any period, the aggregate net income for such period, on a consolidated basis, determined in accordance with GAAP ("Net Income"), of the Corporation and its Subsidiaries; provided, however, that (i) the Net Income (if positive) of any person that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Corporation or a Subsidiary by such person during such period, (ii) the Net Income (if positive) of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) extraordinary gains, losses and non-cash restructuring charges shall be excluded, (iv) the Net Income (if positive) of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such Net Income is not at the time of determination permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (v) net after tax gains (but not net after tax losses) from sales of assets other than current assets or from the disposition of any property or assets other than in the ordinary course of business shall be excluded, (vi) any after tax gains (but not losses) from currency exchange transactions not in the ordinary course of business consistent with past practice shall be excluded, and (vii) the cumulative effect of any change in accounting principles shall be excluded.

                "Conversion Price" means one dollar and twenty-five cents ($1.25), as such price may be adjusted from time to time pursuant to the provisions of Section 4.

                "Dividend Payment Date" means, with respect to Preferred Stock, the last day of March, June, September and December in each year (or if any such day is not a Business Day the immediately preceding Business Day).

     "EBITDA" shall mean, with respect to any period, Consolidated Net Income of the Corporation for such period plus, in each case to the extent deducted in computing such Consolidated Net Income, the sum of (without duplication) (i) Consolidated Interest Expense for such period, (ii) the provision for taxes based on net income of the Corporation and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, and (iii) the depreciation and amortization expense of such the Corporation and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                "Excluded Securities" means (a) Options or Convertible Securities issued and outstanding on the date of original issuance of the Preferred Stock, and Common Stock issued upon exercise or conversion thereof,
(b) Common Stock, Options or Common Stock issued upon exercise of such Options, issued to employees of the Corporation or any of its Subsidiaries pursuant to the stock option plans or other incentive plans adopted by the Board of Directors and submitted for approval by the Corporation's stockholders at its 1996 annual meeting of stockholders, and (c) any Common Stock, Options, or Common Stock issued upon exercise of such Options, issued to employees of the Corporation or any of its Subsidiaries pursuant to the provisions of any other stock bonus or stock option or other incentive plan or plans subsequently adopted by the Board of Directors.

                "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

                "Internal Rate of Return" means the annual rate (assuming quarterly compounding) which if used to discount to present value the payments in cash or cash equivalents made or received by the holder of Preferred Stock, during the period from the date of calculation back to the initial issuance of such shares, would cause the net present value (on such date) of such investment to equal zero (0). In calculating an Internal Rate of Return:

                (A) each payment received in cash or cash equivalents by a holder (or its predecessors in interest) of shares attributable to such shares or any sale thereof for cash shall be treated as a cash inflow with a positive value, and each cash disbursement made by the holder (or its predecessors in interest) directly attributable to such shares shall be treated as a cash outflow with a negative value;

                (B) each such payment or disbursement shall be discounted from the date actually made to the date of the holder's initial investment in shares; and

                (C) indemnity payments, financing fees (including without limitation the financing fee paid in connection with the original issuance of Preferred Stock) and payments in reimbursement of out-of-pocket expenses received by the holders of shares shall not be treated as cash inflows and therefore shall be disregarded.

     "Junior Security" means the Series C Convertible Preferred Stock, the Corporation's Common Stock and any other equity security of any kind which the Corporation or any Subsidiary shall at any time issue or be authorized to issue other than preferred stock.

                "Liquidation Value" of any share of Preferred Stock as of any particular date means an amount equal to the sum of $100.00 plus any accrued and unpaid dividends on such share of Preferred Stock.

                "Long-Term Debt" shall mean (without duplication) (A) all indebtedness for borrowed money or evidenced by notes, bonds, debentures or similar evidences of indebtedness, all obligations for the deferred and unpaid purchase price of any property, service or business (other than trade accounts payable and accrued liabilities incurred in the ordinary course of business and constituting current liabilities), (B) all capitalized lease obligations, (C) letters of credit and all obligations of relating thereto, (D) all obligations in respect of interest rate swap agreements, currency swap agreements and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates, and (E) all Preferred Stock (and convertible preferred stock of any other class) if and so long as the Market Price of Common Stock is less than the Conversion Price (or conversion price of any such other class of convertible preferred stock) from time to time in effect; in each case determined on a consolidated basis in accordance with GAAP.

     "Market Price" means as to any security the average of the closing prices of such security's sales on such day on all domestic exchanges on which such security may at the time be listed, or, if there shall have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on such day such security shall not be so listed or trading thereon or on such exchange shall be suspended, the closing price on such day of any such security traded on the NASDAQ System or, if no such closing price is available, (i) the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or (ii) if on such day such security shall not be quoted in the NASDAQ System, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in the case of (i) or (ii) averaged over a period of 21 business days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day (unless otherwise provided herein). If at any time such security is not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall be the fair market value per share of Common Stock, which shall be reasonably determined by the Board of Directors of the Corporation as of a date which is within 15 days of the date as of which the determination is to be made.

                "Outstanding" when used with reference to shares of Preferred Stock as of any particular time shall mean shares thereof issued and outstanding at such time and shall not include any shares of Preferred Stock represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation in accordance with Section 7 or Section 8, but shall include only those shares represented by such new certificate.

                "Person" means and includes an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof.

                "Redemption Date" as to any share of Preferred Stock means the date specified in the notice of redemption delivered pursuant to Section 3.7; provided that for purposes of Section 3.8, the Redemption Date shall be the date on which the applicable Redemption Price is actually paid to the holder of such share of Preferred Stock or deposited in trust for the benefit of such holder pursuant to Section 3.10.

                "Redemption Price" as to any share of Preferred Stock means (a) for purposes of Section 3.5, the Redemption Price specified therein, and (b) in all other cases, the Liquidation Value of such share.

                "Subsidiary" means any corporation at least 50% of the Voting Stock of every class of which is, at the time as of which any determination is being made, owned by the Corporation either directly or through one or more Subsidiaries.

                "Voting Stock" means any shares of stock having general voting power in electing the board of directors (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason of the happening of any contingency).

                Section 12.  Miscellaneous.

                (a) The unenforceability or invalidity of any provision or provisions of this Certificate of Designations shall not render invalid or unenforceable any other provision or provisions herein contained.

                (b) Section and paragraph headings herein are for convenience only and shall not be construed as a part of this Certificate of Designations.

                (c) All notices to holders of Preferred Stock required or permitted hereunder shall be sent by overnight courier service, prepaid, addressed to each such holder at the address for such holder shown on the books of the Corporation.




                               * * * * * *

                IN WITNESS WHEREOF, this Certificate has been signed on this day of December, 1996, and the signature of the undersigned shall constitute the affirmation and acknowledgment of the undersigned, under penalties of perjury, that this Certificate is the act and deed of the undersigned and that the facts stated in the Certificate are true.

                               ALLIANCE ENTERTAINMENT CORP.


                               By:
                                   -----------------------------------
                                        Joseph J. Bianco, Co-Chairman


                               ATTEST:
                                       -------------------------------

                                        Christopher J. Joyce,
                                        Assistant Secretary

                                    EXHIBIT B

                            CERTIFICATE OF DESIGNATIONS

                                         OF

                            ALLIANCE ENTERTAINMENT CORP.




                  Pursuant to Section 151 of the Delaware General Corporation Law (the "GCL"), ALLIANCE ENTERTAINMENT CORP., a Delaware corporation (the "Corporation"), certifies as follows:

                  FIRST: Under the authority contained in Article FOURTH of the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation has classified an aggregate of seven million (7,000,000) shares of the authorized but unissued shares of preferred stock of the Corporation into a series which shall be designated Series C Convertible Preferred Stock.

                  SECOND: The following resolution was adopted by the Board of Directors on December 19, 1996 and such resolution has not been modified and is in full force and effect on the date hereof:

                  RESOLVED, that the Board of Directors hereby creates, from the authorized but unissued shares of preferred stock of the Corporation, a series of convertible preferred stock designated as Series C Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), and hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series, as follows:

                Section 1.  Preferred Stock Dividends.

     1.1 General Dividend Obligation. When, as and if declared by the Board of Directors of the Corporation, the Corporation shall pay to the holders of record of the Preferred Stock, out of the assets of the Corporation available for the payment of dividends under the General Corporation Law of the

State of Delaware, preferential dividends at the times and in the amounts provided for in this Section 1.

     1.2 Payments of Dividends; Payments in Additional Shares. (a) When declared by the Board of Directors of the Corporation, dividends on the Preferred Stock shall be payable on whole shares of Preferred Stock on each Dividend Payment Date (capitalized terms not otherwise defined herein being used in this Certificate of Designations with the definitions set forth in Section 11).

                (b) Dividends shall be paid only in additional whole shares of Preferred Stock, having a Liquidation Value (exclusive of any accrued unpaid dividends) equal in amount to the dividends payable, by mailing certificates for such shares to each holder of record of Preferred Stock at such holder's address as it appears on the Corporation's stock register at least five days prior to the due date of each dividend or otherwise delivering such shares so as to be received by such holder on the due date of such dividend. If any portion of a dividend would result in the issuance of a fraction of a share of Preferred Stock, such fraction shall be carried forward and accumulated with other fractions and shall be paid on a subsequent Dividend Payment Date when such accumulated fractions equal at least one whole share of Preferred Stock.

                (c) If at any time dividends on the outstanding Preferred Stock at the rate set forth herein shall not have been fully paid or declared and set aside for payment, no dividends or other distributions shall be declared or paid upon or set apart for payment on the shares of any other class of Junior Securities.

                1.3 Calculation of Dividends. Dividends on each share of Preferred Stock shall be calculated cumulatively at the rate and in the manner prescribed herein from and including the date of issuance of such share of Preferred Stock, whether or not such dividends shall have been declared and whether or not there shall be (at the time such dividends are calculated or become payable or at any other time) profits, surplus or other funds or assets of the Corporation legally available for the payment of dividends. For purposes of this Section 1.3, the date on which the Corporation shall initially issue any share of Preferred Stock shall be deemed to be its "date of issuance" regardless of the number of times transfer of such share of Preferred Stock shall be made on the stock register maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share of Preferred Stock (whether by reason of transfer of such share or for any other reason).

                1.4 Dividend Rates. Dividends shall be cumulative, and shall accrue on a daily basis on each Outstanding share of Preferred Stock at the rate per annum (computed on the basis of a 360-day year having twelve thirty-day months) of six percent (6%) of the Liquidation Value of each share of Preferred Stock. To the extent not paid, on a Dividend Payment Date all unpaid dividends accrued on each share of Preferred Stock Outstanding during such quarter (or from and including the original date of issuance of such share in the case of the initial quarter-end after the date of issuance) shall be added to the Liquidation Value of such share and shall remain a part thereof until such dividends are paid.

                Section 2.  Liquidation Preferences.

                Subject to the holders' conversion rights provided below herein, upon any liquidation (complete or partial), dissolution or winding up of the Corporation, or any similar distribution of its assets to its stockholders which results in a return of capital, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled, before any distribution or payment is made upon any Junior Securities of the Corporation, to be paid out of the assets of the Corporation available for distribution to its stockholders (whether from capital, surplus or earnings) an amount in cash equal to the sum of (i) the aggregate Liquidation Value of all shares of Preferred Stock then Outstanding, plus (ii) all accrued unpaid dividends on such shares, and shall not be entitled to any further payment. Written notice of such liquidation, dissolution, winding up or other distribution of assets, stating a payment date, the amount of the payment and the place where the amounts distributable shall be payable, shall be mailed by certified or registered mail, return receipt requested, not less than 60 days prior to the payment date stated therein, to each record holder of any share of Preferred Stock entitled thereto at the address for such record holder shown on the Corporation's records. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution, winding up or similar distribution of the Corporation within the meaning of any of the provisions of this Section 2. The Preferred Stock shall rank junior to the Corporation's Series A and Series B Convertible Preferred Stock.

                Section 3.  Redemptions of Preferred Stock.

                3.1 Redemption Price. For each share of Preferred Stock which is to be redeemed by the Corporation at any time and for any reason in a redemption pursuant to this Section 3, the Corporation shall be obligated on the Redemption Date, regardless of whether the Corporation shall be able or legally permitted to make such payment on the Redemption Date, to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share of Preferred Stock duly endorsed in blank or accompanied by an appropriate form of assignment) the Redemption Price for such share of Preferred Stock, payable in cash.

                3.2 Redeemed or Otherwise Acquired Shares Not to be Reissued. Any shares of Preferred Stock redeemed pursuant to this Section 3 or otherwise acquired by the Corporation shall not be reissued, sold or transferred by the Corporation and shall be retired.

                3.3 Determination of Number of Each Holder's Shares to be Redeemed. The number of shares of Preferred Stock to be redeemed from each holder thereof in each redemption under this Section 3 shall be determined by multiplying the total number of shares of Preferred Stock to be redeemed times a fraction, the numerator of which shall be the total number of shares of Preferred Stock then held by such holder and the denominator of which shall be the total number of shares of Preferred Stock then Outstanding, rounded if the result is fractional to the nearest whole number of shares.

     3.4 Optional Redemption by Corporation. The Preferred Stock may be redeemed in whole (but not in part), at the Redemption Price, at the Corporation's option at any time after , , on at least 30 days' notice; provided, however, that the Corporation may not exercise such right of redemption unless the Market Price of the Common Stock as reported in the Wall Street Journal for 20 out of any 30 consecutive trading days prior to the notice of redemption delivered pursuant to
Section 3.7 shall exceed dollars ($ ) per share (subject to adjustment for stock dividends, stock splits and reverse stock splits) and unless the issuance of the shares of Common Stock upon conversion of the Preferred Stock at the time of the redemption would not cause a "Change of Control" to occur within the meaning of
Section 1.01 of the Indenture.

                3.5 Redemption Upon Corporate Change. (a) At any time if a Corporate Change is to occur and the holders of Preferred Stock refuse to provide any vote or written consent required to authorize such Corporate Change, the Corporation may redeem all of the Outstanding Preferred Stock immediately prior to the consummation of such Corporate Change. Written notice of any impending Corporate Change, and the substance and intended date of consummation thereof, shall be mailed by certified or registered mail, return receipt requested, not more than sixty (60) nor less than ten (10) days prior to the date of consummation thereof, to each record holder of shares of Preferred Stock at the address for such record holder shown on the Corporation's records. The Corporation's redemption rights under this Section 3.5 shall terminate as to any shares of Preferred Stock upon the holder's delivery of a Conversion Notice pursuant to Section 4.1(c) with respect to such shares.

     (b) If a Corporate Change is proposed to occur and the Corporation would be prevented from fulfilling its redemption obligations under this Section 3.5 by any agreement to which it is a party with respect to its indebtedness for borrowed money, then the Corporation shall not be entitled to redeem shares of Preferred Stock pursuant to Section 3.5(a).

                3.6 Redemptions or Purchase by Corporation's Designee(s). In lieu of any redemption of Preferred Stock by the Corporation permitted hereunder, the Corporation may designate one or more purchasers who shall be entitled to purchase the Preferred Stock from the holders thereof at the applicable Redemption Price. Any such designee(s) shall have the rights and obligations of the Corporation specified herein with respect to the redemption of such shares.

                3.7 Notice of Redemption. Except as otherwise expressly provided herein, notice of any redemption of Preferred Stock, specifying the time and place of redemption, the Redemption Price and the section and paragraph pursuant to which such redemption is being made, shall be mailed by certified or registered mail, return receipt requested, to each holder of record of shares of Preferred Stock to be redeemed, at the address for such holder shown on the Corporation's records, not more than sixty (60) nor less than thirty (30) days prior to the date on which such redemption is to be made. The notice shall also specify the number of shares of Preferred Stock and the certificate numbers thereof which are to be redeemed. With respect to redemptions made pursuant to
Section 3.4, upon mailing any such notice of redemption the Corporation shall become obligated to redeem at the time of redemption specified therein all shares of Preferred Stock therein specified. In case less than all the shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the unredeemed shares of Preferred Stock shall be issued to the holder thereof without cost to such holder. Notwithstanding any other provision of this Section 3, the Corporation shall not be entitled to redeem any shares of Preferred Stock in respect of which the holder of such Preferred Stock has delivered to the Corporation a Conversion Notice after the delivery of notice by the Corporation as provided in this paragraph but prior to the Redemption Date.

                3.8 Rights After Redemption Date. Provided that the Redemption Price is paid in full on the applicable Redemption Date, no share of Preferred Stock shall be entitled to any dividends accrued after its Redemption Date, and on such Redemption Date, except as otherwise provided herein or by law, all rights of the holder of such share of Preferred Stock as a stockholder of the Corporation, by reason of the ownership of such share, shall cease, except the right to receive the Redemption Price of such share upon presentation and surrender of the certificate representing such share, and such share shall not after such Redemption Date be deemed to be Outstanding.

                3.9 Other Redemptions. The Corporation shall neither redeem nor otherwise acquire any shares of any class of Preferred Stock except (i) as expressly authorized in this Certificate of Designations, or (ii) pursuant to any offer of redemption made to the holders of Preferred Stock of such class pro rata according to the shares held by them.

                3.10 Deposit of Redemption Price. If on or before the date of redemption specified in any notice of redemption of any share of Preferred Stock, the Corporation shall irrevocably deposit the amount of the Redemption Price thereof with a bank or trust company having an office in the City of New York, designated in such notice of redemption, in trust for the benefit of the holder of such share of Preferred Stock, such share of Preferred Stock shall be deemed to have been redeemed on the date so specified, whether or not the certificate for such share shall be surrendered for redemption and canceled.

                Section 4.  Conversion of Preferred Stock.

                4.1 Conversion Procedures. (a) The Preferred Stock shall be convertible into shares of Common Stock, in accordance with the terms of this
Section 4.

                (b) A holder of shares of Preferred Stock may at any time convert pursuant to this Section 4 all or any part (in whole numbers of shares only) of the shares of Preferred Stock held by such holder into such number of fully paid and non-assessable whole shares of Common Stock as is obtained by multiplying the number of shares of Preferred Stock so to be converted by the Liquidation Value thereof and dividing the result by the Conversion Price then in effect. Such right as to any particular share shall terminate at the close of business on the day immediately prior to the date fixed for payment on the Preferred Stock upon any liquidation, dissolution, winding up or similar distribution of the Corporation.

                (c) Each conversion of Preferred Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Preferred Stock) at any time during its usual business hours, which shall be accompanied by a written notice by the holder of such Preferred Stock (a "Conversion Notice") stating that such holder desires to convert shares, or a stated number of shares, represented by a certificate or certificates specifically described therein. Such Conversion Notice shall also specify the name or names (with addresses) and denominations in which the certificate or certificates for Common Stock shall be issued and shall include instructions for delivery thereof. The Conversion Price shall be determined as of the close of business on the date the certificate representing the Preferred Stock and the Conversion Notice is received by the Corporation. Such conversion shall be deemed to have been effected as of the close of business on the date on which the certificate representing the Preferred Stock and the Conversion Notice for such shares shall have been received by the Corporation, and as of such date (the "Conversion Date") the rights of the holder of such Preferred Stock (or specified portion thereof) as such holder shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                (d) As soon as possible after the Conversion Date (and in no event more than 30 days after the Conversion Date), subject to Section 4.2(c), with respect to the certificate(s) specified in (i) and (ii) below, the Corporation shall deliver to the converting holder or, with respect to the certificate(s) specified in (i) below, as specified by such converting holder:

                (i) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion registered in such name or names and such denomination or denominations as the converting holder shall have specified;

                (ii) a certificate representing any shares of Preferred Stock which shall have been represented by the certificate or certificates which shall have been delivered to the Corporation in connection with such conversion but which shall not have been converted; and

                (iii) a payment of cash in an amount equal to the value of any fractional share of Common Stock that otherwise would be issuable in connection with the Preferred Stock converted.

                4.2 Authorization and Issuance of Common Stock. The Corporation covenants and agrees that:

     (a) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuing upon the conversion of the Preferred Stock as provided in this Section 4, such number of shares of Common Stock as shall then be issuable upon the conversion of all Outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens, and charges. The Corporation will take all such action as may be necessary to assure that all shares of Common Stock may be so issued without violation of any applicable law or regulation or any requirements of any domestic stock exchange upon which any shares of Common Stock may be listed.

                (b) The Corporation will not take any action which results in any adjustment of the number of shares of Common Stock acquirable upon conversion of a share of Preferred Stock if after such action the total number of shares of Common Stock issuable upon conversion of the Preferred Stock then Outstanding, together with the total number of shares of Common Stock then Outstanding and the total number of shares of Common Stock reserved for any purpose other than issuance upon conversion of Common Stock, would exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation, as amended.

                (c) If any shares of Common Stock required to be reserved for purposes of conversions of shares of Preferred Stock under this Certificate of Designations require registration with, or approval of, any governmental authority under any federal or state law (other than any registration under the Securities Act of 1933, as then in effect, or any similar federal statute then in force, or any state securities law, required by reason of any transfer involved in such conversion), or listing on any domestic securities exchange, before such shares may be issued upon conversion, the Corporation will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved for listing or listed on such domestic securities exchange, as the case may be.

                (d) The issuance of certificates for shares of Common Stock upon conversion of shares of the Preferred Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof, or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock converted.

                (e) The Corporation will not close its books against the transfer of any share of Preferred Stock or of any share of Common Stock issued or issuable upon the conversion of such shares in any manner which interferes with the timely conversion of such shares.

     4.3 Conversion Price. (a) The initial Conversion Price shall be ($ ). In order to prevent dilution of the conversion rights granted hereunder, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 4.

                (b) If and whenever the Corporation shall issue or sell, or shall in accordance with Section 4.4 be deemed to have issued or sold, any shares of Common Stock for a consideration per share that is less than 95% of the Market Price on the date of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall, subject to Section 4.4, be reduced to the price (calculated to the nearest $0.001) determined by multiplying the Conversion Price in effect immediately prior to the time of such issue or sale by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Market Price immediately prior to such issue or sale plus
(ii) the consideration received by the Corporation upon such issue or sale, and the denominator of which shall be the product of (iii) the total number of shares of Common Stock Deemed Outstanding immediately after such issue or sale, multiplied by (iv) the Market Price immediately prior to such issue or sale.

Notwithstanding the foregoing, no adjustment of the Conversion Price shall be made in an amount less than $0.001 per share, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.001 per share or more.

                (c)  Notwithstanding  the  provisions  of this  Section  4.3 and
Section 4.4, no adjustment of the Conversion Price shall be required as a result of the sale or issuance of Common Stock, at prices less than 95% of the Market Price then in effect, (i) upon conversion of any of the Preferred Stock or the Corporation's Series B Convertible Preferred Stock, par value $0.01 per share or the exchange of the Corporation's 6% Exchangeable Notes Due December 31, 2001, or (ii) in connection with Excluded Securities.

     4.4 Effect of Certain Events on Conversion Price. For purposes of determining the adjusted Conversion Price under Section 4.3, the following shall be applicable:

                (a) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than 95% of the Market Price, determined as of the date of granting such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall (as of the date of grant of such Options) be deemed to be outstanding and to have been issued for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, except as otherwise provided in Section 4.4(c).

                (b) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than 95% of the Market Price, determined as of the date of such issue or sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share. Except as otherwise provided in Section 4.4(c), no adjustment of the Conversion Price shall be made upon the actual issue of such Common stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price have been made or are to be made pursuant to other provisions of this Section 4.4, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                (c) Change in Option or Conversion Price. If the purchase price provided for in any Option referred to in Section 4.4(a), the additional consideration, if any, payable upon conversion or exchange of any Convertible Securities referred to in Section 4.4(a) or (b), or the rate at which any Convertible Securities referred to in Section 4.4(a) or (b) are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in this Section 4.4 or in Sections 4.3 and 4.5), then the Conversion Price in effect at the time of such change shall forthwith be adjusted to the Conversion Price which would have been in effect at such time had such Option or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in Section 4.4(a), the additional consideration, if any, payable upon conversion or exchange of any Convertible Securities referred to in
Section 4.4(a) or (b), or the rate at which any Convertible Securities referred to in Section 4.4(a) or (b), are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution of the type set forth in this Section 4.4 or Sections 4.3 and 4.5, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder would be reduced.

                (d) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities (without any exercise of such Option or right), the Conversion Price then in effect hereunder shall forthwith be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding.

                (e) Calculation of Consideration Received. (i) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the aggregate proceeds payable to the Corporation therefor, prior to deduction of any expenses incurred and any underwriting commission or concessions paid or allowed by the Corporation in connection therewith.

                (ii) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of consideration other than cash received by the Corporation shall be deemed to be the fair value, determined in good faith by the Board of Directors.

                (iii) In case any Options shall be issued in connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                (iv) In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value, determined in good faith by the Board of Directors, of such portion of the net assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be.

                (v)  In  the  event  of  any  consolidation  or  merger  of  the
Corporation in which stock or other securities of any corporation are issued in exchange for Common Stock of the Corporation or in the event of any sale of all or substantially all of the assets of the Corporation for stock or other securities of any corporation, the Corporation shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Conversion Price the determination of the number of shares of Common Stock receivable upon conversion of the Preferred Stock immediately prior to such merger, consolidation or sale, for purposes of Section 4.7, shall be made after giving effect to such adjustment of the Conversion Price.

     (vi) In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                (f) Record Date. For purposes of Sections 4.3 and 4.4, in case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of granting of such right or subscription or purchase, as the case may be.

                4.5 Subdivisions and Combinations. Except to the extent Section 4.4(e)(vi) above applies, in the event that the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) one or more classes of its outstanding Common Stock into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision forthwith shall be proportionately reduced. Conversely, in the event the outstanding shares of one or more classes of the Common Stock shall be combined into a smaller number of shares (by reverse stock split or otherwise), the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                4.6 Dividends. In the event that the Corporation declares a dividend (other than a dividend payable in Common Stock, Options or Convertible Securities, or a cash dividend payable out of earnings or earned surplus) upon Common Stock, then at the option of the holders of a majority of the outstanding shares of Preferred Stock,

     (1) the Corporation shall pay over to each holder, on the dividend payment date, the cash, stock or other securities and other property which holder would have received if such holder had converted all of his or its shares of Preferred Stock into Common Stock and had been the record holder of such Common Stock on the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividend are to be determined, or

     (2) the Conversion Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal to the amount of such dividend payable per share of Common Stock, in the case of a cash dividend, or by the fair value of such dividend per share (as reasonably determined by the Board of Directors of the Corporation), in the case of any other dividend, such reduction to be effective on the date as of which a record is taken for purposes of such dividend, or if a record is not taken, the date as of which holders of record of Common Stock entitled to such dividend are determined, or

     (3) in the case of a dividend consisting of stock or securities (other than Common Stock, Options or Convertible Securities) or other property distributable to holders of Common Stock, the holder of Preferred Stock may elect that, in lieu of (1) or (2) above, lawful and adequate provisions shall be made (including without limitation any necessary reduction in the Conversion Price) whereby such holder of Preferred Stock shall thereafter have the right to purchase and/or receive, on the terms and conditions specified in this Certificate of Designations and in addition to the shares of Common Stock receivable immediately prior to the declaration of such dividend upon conversion of his or its shares of Preferred Stock, such shares of stock, securities or property as are distributable with respect to outstanding shares of Common Stock equal to the number of shares of Common Stock receivable immediately prior to such declaration upon conversion of his or its shares of Preferred Stock, to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price and of the number of shares receivable upon such conversion) shall thereafter be applicable, as nearly as may be, in relation to such shares of stock, securities or property.

For the purposes of this Section 4.6, "dividend" shall mean any distribution to the holders of Common Stock as such, and a dividend shall be considered payable out of earnings or earned surplus (other than revaluation or paid-in surplus) only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as reasonably determined by the Board of Directors of the Corporation.

                4.7 Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Corporation, or any consolidation or merger of the Corporation with or into another corporation, or any sale of all or substantially all of the Corporation's assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision (as determined reasonably and in good faith by the Board of Directors of the Corporation) shall be made whereby each of the holders of the Preferred Stock shall thereafter have the right to acquire and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore acquirable and receivable upon the conversion of such holder's shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore acquirable and receivable upon conversion of such shares had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to such holder's rights and interests to the end that the provisions of this Section 4 (including without limitation provisions for adjustments of the Conversion Price and of the number of shares of Common Stock acquirable and receivable upon the exercise of the conversion rights granted in this Section 4) shall thereafter be applicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of such holder's shares (including, in the case of any such consolidation, merger or sale in which the successor corporation or purchasing corporation is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any consolidation, merger or sale, unless the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire or receive.

                4.8 Notice of Adjustment. Immediately upon any adjustment of the Conversion Price, the Corporation shall send written notice thereof to all holders of Preferred Stock, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock acquirable and receivable upon conversions of all shares of Preferred Stock held by each such holder, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                4.9 Other Adjustment-Related Notices. In the event that at any time:

                (a) the Corporation shall declare a dividend (or any other distribution) upon its Common Stock payable otherwise than in cash out of earnings or earned surplus;

                (b) the Corporation shall offer for subscription pro rata to the holders of any class of its Common Stock any additional shares of stock of any class or other rights;

                (c) there shall be any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

                (d) there shall be any voluntary or involuntary dissolution, liquidation, winding up or similar distribution of the Corporation;

then, in connection with any such event, the Corporation shall give by first class mail, postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of the Corporation:

                (i) at least 30 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or similar distribution; and

                (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or similar distribution, at least 30 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or similar distribution).

                4.10 Certain Events. If any event occurs as to which the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights as aforesaid.

                4.11 Disputes. In the event that there is any dispute as to (a) the computation of the price or the number of shares of Common Stock required to be issued upon conversion of Preferred
Stock, or (b) the computation of the Redemption Price under Section 3.5, in either case in which holders of 50 percent or more of the Preferred Stock shall join, the holders and the Corporation will retain an independent and nationally recognized accounting firm to conduct at the expense of the Corporation an audit of the computations pursuant to the terms hereof involved in such dispute, including the financial statements or other information upon which such computations were based. The determination of such nationally recognized accounting firm shall, in the absence of manifest error, be binding upon the holders of the Preferred Stock and the Corporation. If there shall be a dispute as to the selection of such nationally recognized accounting firm, such firm shall be appointed by the American Institute of Certified Public Accountants ("AICPA") if willing, otherwise the American Arbitration Association ("AAA"), upon application by the Corporation or any holder or holders of at least 50 percent of the outstanding Preferred Stock with notice to the others. If the price, number of shares of Common Stock or Redemption Price as determined by such accounting firm is five percent (5%) or more higher or lower than the price, number of shares of Common Stock or Redemption Price computed by the Corporation, the expenses of such accounting firm and, if any, AICPA and AAA, shall be borne completely by the Corporation. In all other cases, they shall be borne by the disputing holders of Preferred Stock.

                Section 5.  Purchase Rights.

                If at any time or from time to time the Corporation shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (any "Purchase Rights") pro rata to the record holders of Common Stock and such grant, issuance or sale does not result in an adjustment of the Conversion Price under Section 4.4, then each holder of Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable and receivable (directly or upon subsequent conversion, assuming unrestricted convertibility) upon conversion immediately prior to the time or times at which the Corporation, granted issued or sold such Purchase Rights.

                Section 6.  Voting Rights of Preferred Stock.

                (a) Except as otherwise provided by law, by agreement among the stockholders, or as otherwise provided in this Certificate of Designations, Preferred Stock shall entitle the holders thereof to no voting rights.

                (b) The Preferred Stock shall be entitled to vote with the holders of Common Stock on any and all matters presented to the holders of Common Stock for a stockholders' vote at any time.
A share of Preferred Stock shall possess that number of votes equal to the number of shares of Common Stock that such share of Preferred Stock is convertible into on the applicable record date.

                Section 7.  Registration of Transfer.

                The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing the aggregate number of shares represented by the surrendered certificate, subject to the requirements of applicable securities laws. Each such new certificate shall be registered in such name and shall represent such number of shares as shall be requested by the holder of the surrendered certificate, shall be substantially identical in form to the surrendered certificate, and the holders of the shares represented by such new certificate shall be entitled to receive all theretofore payable but unpaid dividends on the shares represented by the surrendered certificate.

                Section 8.  Replacement.

                Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of the Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the registered holder is an institutional investor its own agreement of indemnity, without bond, shall be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate, and the shares represented by such new certificate shall be entitled, among other things, to receive all theretofore payable but unpaid dividends on the shares represented by the lost, stolen, destroyed or mutilated certificate.

                Section 9.  Restrictions on Corporate Action.

     So long as at least 1,750,000 shares of Preferred Stock remain Outstanding and in addition to any other approvals or consents required by law, without the prior affirmative vote or written consent of the holders of at least a majority of all shares of the Preferred Stock Outstanding at the time, the Corporation shall not make any Restricted Payment if such Restricted Payment, together with the aggregate of all other Restricted Payments made on or after the Issuance Date, exceeds the sum of (A) $ , (B) % of the Consolidated Net Income of the Corporation accrued on a cumulative basis for the period (taken as one accounting period) beginning on the first day of the first fiscal quarter commencing after the Issuance Date and ending on the last day of the last fiscal quarter immediately preceding the fiscal quarter in which such Restricted Payment occurs (or, if aggregate cumulative Consolidated Net Income for such period is a deficit, minus 100% of such deficit), (C) % of the aggregate net cash proceeds received by the Company after the Issuance Date from the issuance or sale of capital stock of the Corporation (other than such capital stock issued or sold to a Subsidiary of the Corporation and other than Redeemable Stock), (D) the aggregate net cash proceeds received on or after the Issuance Date by the Corporation from the issuance or sale of debt securities of the Corporation (other than to a Subsidiary of the Corporation) that have subsequently been converted into or exchanged (other than by a Subsidiary of the Corporation) for capital stock of the Corporation (other than Redeemable Stock) plus the aggregate cash received by the Corporation at the time of such conversion or exchange, and (E) % of the aggregate net cash proceeds received by the Company as dividends or distributions from its subsidiaries after the Issuance Date.

                The  foregoing  provisions  of this Section 9 shall not prohibit
(i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Section 9; (ii) the acquisition by the Corporation of Equity Interests of the Corporation or any of its Subsidiaries in exchange for, or with the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Corporation) for cash of, Equity Interests (other than Redeemable Stock) of the Corporation; or (iii) the repurchase, redemption or other acquisition or retirement of any Equity Interests of the Corporation or any Subsidiary of the Corporation for amounts not to exceed $ in the aggregate during any 12 month period from employees of the Corporation or any Subsidiary of the Corporation in connection with the termination of such employees' employment with the Corporation or any Subsidiary of the Corporation.

                Section 10.  Closing Books.

                The Corporation will not close its books against the transfer of any share of Preferred Stock.

                Section 11.  Definitions.

                As used in this Certificate of Designations the following terms shall have the following meanings, which meanings shall be equally applicable to the singular and plural forms of such terms:

                "Business Day" means any day which is not a Saturday or a Sunday or a day on which banks are permitted to close in New York, New York.

                "Common Stock" means the Common Stock, par value $0.0001 per share, of the Corporation, and any capital stock of any class of the Corporation hereafter authorized which shall not be limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution, winding up or similar distribution of the Corporation.

                "Common Stock Deemed Outstanding" means, at any given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time (exclusive of any shares of Common Stock owned or held by or for the account of the Corporation), plus (b) the number of shares of Common Stock into which Outstanding shares of Preferred Stock are convertible at such time, plus
(c) the number of other shares of Common Stock  deemed to be  outstanding  under
Section 4 at such time.

                "Consolidated Interest Expense" means (without duplication), for any period, the sum of:

                (i) the interest expense of the Corporation and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP;

                (ii) all fees, commissions, discounts and other charges of the Corporation and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, with respect to letters of credit and bankers' acceptances and the costs (net of benefits) associated with interest hedging obligations;

                (iii) amortization or write-off of debt discount and deferred financing costs (other than deferred financing costs incurred on or prior to the Closing Date) in connection with any Long Term Debt of the Corporation and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; and

                (iv) interest capitalized by the Corporation and its Subsidiaries during such period determined on a consolidated basis in accordance with GAAP.

                "Consolidated Net Income" means, with respect to any period, the aggregate net income for such period, on a consolidated basis, determined in accordance with GAAP ("Net Income"), of the Corporation and its Subsidiaries; provided, however, that (i) the Net Income (if positive) of any person that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Corporation or a Subsidiary by such person during such period, (ii) the Net Income (if positive) of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) extraordinary gains, losses and non-cash restructuring charges shall be excluded, (iv) the Net Income (if positive) of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such Net Income is not at the time of determination permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (v) net after tax gains (but not net after tax losses) from sales of assets other than current assets or from the disposition of any property or assets other than in the ordinary course of business shall be excluded, (vi) any after tax gains (but not losses) from currency exchange transactions not in the ordinary course of business consistent with past practice shall be excluded, and (vii) the cumulative effect of any change in accounting principles shall be excluded.

                "Conversion Price" means two dollars and twenty-five cents ($2.25), such price may be adjusted from time to time pursuant to the provisions of Section 4.

                "Corporate Change" means (i) the sale, exchange or transfer of all or substantially all of the Corporation's assets, or (ii) any transaction or series of related transactions in which one (1) or more persons (other than a holder of Preferred Stock or an affiliate thereof) shall directly or indirectly acquire ownership of or control over capital stock (not including shares held or controlled by them on the date of original issuance of the Preferred Stock) of the Corporation (or securities exchangeable for or convertible into such stock) entitled to elect fifty percent (50%) or more of the Corporation's Board of Directors and representing at least fifty percent (50%) of the number of shares of Common Stock Outstanding.

                "Dividend Payment Date" means, with respect to Preferred Stock, the last day of March, June, September and December in each year (or if any such day is not a Business Day the immediately preceding Business Day).

                "EBITDA" shall mean, with respect to any period, Consolidated Net Income of the Corporation for such period plus, in each case to the extent deducted in computing such Consolidated Net Income, the sum of (without duplication) (i) Consolidated Interest Expense for such period, (ii) the provision for taxes based on net income of the Corporation and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, and
(iii) the depreciation and amortization expense of such the Corporation and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                "Equity Interest" means (a) capital stock, warrants, options or other rights to acquire capital stock (but excluding any debt security which is convertible into, or exchangeable for, capital stock), and (b) limited and general partnership interests, interests in limited liability companies, joint venture interests and other ownership interests in any Person.

                "Excluded Securities" means (a) Options or Convertible Securities issued and outstanding on the date of original issuance of the Preferred Stock, and Common Stock issued upon exercise or conversion thereof,
(b) Common Stock, Options or Common Stock issued upon exercise of such Options, issued to employees of the Corporation or any of its Subsidiaries pursuant to the stock option plans or other incentive plans adopted by the Board of Directors and submitted for approval by the Corporation's stockholders at its 1996 annual meeting of stockholders, and (c) any Common Stock, Options, or Common Stock issued upon exercise of such Options, issued to employees of the Corporation or any of its Subsidiaries pursuant to the provisions of any other stock bonus or stock option or other incentive plan or plans subsequently adopted by the Board of Directors.

                "GAAP" means generally-accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial
Accounting Standards Board.

                "Indenture" means the Indenture dated as of July 25, 1995 between the Corporation and Bankers Trust Company, as Trustee, relating to the Corporation's 11-1/4% Senior Subordinated Notes due 2005, as amended from time to time.

     "Internal Rate of Return" means the annual rate (assuming quarterly compounding) which if used to discount to present value the payments in cash or cash equivalents made or received by the holder of Preferred Stock, during the period from the date of calculation back to the initial issuance of such shares, would cause the net present value (on such date) of such investment to equal zero (0). In calculating an Internal Rate of Return:

                (A) each payment received in cash or cash equivalents by a holder (or its predecessors in interest) of shares attributable to such shares or any sale thereof for cash shall be treated as a cash inflow with a positive value, and each cash disbursement made by the holder (or its predecessors in interest) directly attributable to such shares shall be treated as a cash outflow with a negative value;

                (B) each such payment or disbursement shall be discounted from the date actually made to the date of the holder's initial investment in shares; and

                (C) indemnity payments, financing fees (including without limitation the financing fee paid in connection with the original issuance of Preferred Stock) and payments in reimbursement of out-of-pocket expenses received by the holders of shares shall not be treated as cash inflows and therefore shall be disregarded.

                "Issuance Date" shall mean the date of initial issuance of the Preferred Stock.

                "Junior Security" means the Corporation's Common Stock and any other equity security of any kind which the Corporation or any Subsidiary shall at any time issue or be authorized to issue other than Preferred Stock.

                "Liquidation Value" of any share of Preferred Stock as of any particular date means an amount equal to the sum of $100.00 plus any accrued and unpaid dividends on such share of Preferred Stock.

     "Long-Term Debt" shall mean (without duplication) (A) all indebtedness for borrowed money or evidenced by notes, bonds, debentures or similar evidences of indebtedness, all obligations for the deferred and unpaid purchase price of any property, service or business (other than trade accounts payable and accrued liabilities incurred in the ordinary course of business and constituting current liabilities), (B) all capitalized lease obligations, (C) letters of credit and all obligations of relating thereto, (D) all obligations in respect of interest rate swap agreements, currency swap agreements and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates, and (E) all Preferred Stock (and convertible preferred stock of any other class) if and so long as the Market Price of Common Stock is less than the Conversion Price (or conversion price of any such other class of convertible preferred stock) from time to time in effect; in each case determined on a consolidated basis in accordance with GAAP.

                 "Market Price" means as to any security the average of the closing prices of such security's sales on such day on all domestic exchanges on which such security may at the time be listed, or, if there shall have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on such day such security shall not be so listed or trading thereon or on such exchange shall be suspended, the closing price on such day of any such security traded on the NASDAQ System or, if no such closing price is available, (i) the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or (ii) if on such day such security shall not be quoted in the NASDAQ System, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in the case of (i) or (ii) averaged over a period of 21 business days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day (unless otherwise provided herein). If at any time such security is not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall be the fair market value per share of Common Stock, which shall be reasonably determined by the Board of Directors of the Corporation as of a date which is within 15 days of the date as of which the determination is to be made.

                "Outstanding" when used with reference to shares of Preferred Stock as of any particular time shall mean shares thereof issued and outstanding at such time and shall not include any shares of Preferred Stock represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation in accordance with Section 7 or Section 8, but shall include only those shares represented by such new certificate.

                "Person" means and includes an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof.

                "Redeemable Stock" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, in whole or in part.

                "Redemption Date" as to any share of Preferred Stock means the date specified in the notice of redemption delivered pursuant to Section 3.7; provided that for purposes of Section 3.8, the Redemption Date shall be the date on which the applicable Redemption Price is actually paid to the holder of such share of Preferred Stock or deposited in trust for the benefit of such holder pursuant to Section 3.10.

                "Redemption Price" as to any share of Preferred Stock means the Liquidation Value of such share.

                "Restricted Payment" shall mean any dividend or other distribution on any Junior Securities other than dividends or distributions payable solely in Junior Securities, or the amount paid to purchase, redeem, or otherwise acquire for any consideration, or to set aside as a sinking fund or other fund for the redemption or repurchase of any Junior Securities or any warrants, rights or options to purchase the same.

                "Subsidiary" means any corporation at least 50% of the Voting Stock of every class of which is, at the time as of which any determination is being made, owned by the Corporation either directly or through one or more Subsidiaries.

                "Voting Stock" means any shares of stock having general voting power in electing the board of directors (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason of the happening of any contingency).

                Section 12.  Miscellaneous.

                (a) The unenforceability or invalidity of any provision or provisions of this Certificate of Designations shall not render invalid or unenforceable any other provision or provisions herein contained.

                (b) Section and paragraph headings herein are for convenience only and shall not be construed as a part of this Certificate of Designations.

                (c) All notices to holders of Preferred Stock required or permitted hereunder shall be sent by overnight courier service, prepaid, addressed to each such holder at the address for such holder shown on the books of the Corporation.


                              * * * * * *

                IN WITNESS WHEREOF, this Certificate has been signed on this day of , 1997, and the signature of the undersigned shall constitute the affirmation and acknowledgment of the undersigned, under penalties of perjury, that this Certificate is the act and deed of the undersigned and that the facts stated in the Certificate are true.

                                        ALLIANCE ENTERTAINMENT CORP.

                                                                               9
                                        By:
                                           ------------------------------
                                            Joseph J. Bianco, Co-Chairman


                                        ATTEST:
                                               ---------------------------
                                               Christopher J. Joyce, Assistant
                                                 Secretary

                                 EXHIBIT C


          The Securities represented by this certificate have not been registered under the Securities Act of 1933. Such Securities have been acquired for investment and may not be pledged or hypothecated, and may not be sold or transferred, except in compliance with the registration requirements of the Securities Act of 1933, or upon delivery to Alliance Entertainment Corp. of an opinion of counsel to the Securityholder, in form and substance satisfactory to said corporation and its counsel, that registration under such Act is not required.


No. R-1                                                $

                 ALLIANCE ENTERTAINMENT CORP.

          6% Exchangeable Note due December 31, 2001

ALLIANCE ENTERTAINMENT CORP., a Delaware corporation, promises to pay to or registered assigns the principal sum of Dollars, on December 31, 2001.

Interest Payment Dates:  March 31, June 30, September 30 and
                         December 31
Record Dates:  March 1, June 1, September 1 and December 1

Additional provisions of this Security are set forth on the reverse side of this Security.

IN WITNESS WHEREOF, ALLIANCE ENTERTAINMENT CORP. has caused this instrument to be duly signed.

                                   ALLIANCE ENTERTAINMENT CORP.

                                   By:______________________________


                                   By:_____________________________

    Dated:  December    , 1996

                           [REVERSE OF SECURITY]

                       ALLIANCE ENTERTAINMENT CORP.
                6% Exchangeable Note due December 31, 2001

            1. Interest. ALLIANCE ENTERTAINMENT CORP., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at 6% per annum from and including the date of issuance of this Security until maturity or exchange. The Company will pay interest on each interest payment date, beginning March 31, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest shall be paid in additional Securities having a principal amount equal in amount to the interest payable, by mailing additional Securities to each Securityholder's address as it appears on the Company's register at least five days prior to each interest payment date or otherwise delivering such Securities so as to be received by such holder on the interest payment date. Interest on principal amount shall be calculated cumulatively at the rate and in the manner prescribed herein from and including the date of issuance of the Security for such principal amount. For purposes of this Section 1, the date on which the Company shall initially issue a Security shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Security shall have been made on the register maintained by or for the Company and regardless of the number of Securities which may be issued to evidence such principal amount (whether by reason of transfer of such principal amount or for any other reason).

            2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the persons who are the registered holders of the Securities at the close of business on the March 1, June 1, September 1 or December 1 next preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal by its check payable in such money. On December 31, 2001 the Company shall pay in cash to the holders of Securities an amount equal to the outstanding principal amount and any accrued interest thereon.

            3. Registrar and Agents. Initially, the Company will act as Registrar, Paying Agent, Exchange Agent and agent for service of notices and demands. The Company may change any

Registrar, co-registrar, Paying Agent, Exchange Agent and agent for service of notices and demands without the prior consent of the holders but upon notice to the holders. The Company or any of its Subsidiaries may act as Registrar, co-registrar, Exchange Agent or Paying Agent.

            4. Limitations. The Securities are general unsecured obligations of the Company limited to $10,000,000 principal amount.

            5. Exchange. A holder of a Security may exchange such Security for shares of the Company's Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), at any time before the close of business on the fifth business day prior to December 1, 2001. The exchange price is $100.00 principal amount per share of Series B Preferred Stock. To determine the number of shares issuable upon exchange of a Security, divide the principal amount and accrued interest to be converted by the exchange price in effect on the exchange date and round to the nearest 1/100th share.

            To exchange a Security, a holder must (1) complete and sign the exchange notice on the back of the Security, (2) surrender the Security to the Exchange Agent or Registrar, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Exchange Agent, and (4) pay any transfer or similar tax if required. Except as provided below, no adjustment is to be made on conversion for interest accrued hereon or for dividends on shares of Series B Preferred Stock issued on conversion. Following an election by a holder to exchange Securities, the Company's delivery to the holder of the fixed number of shares of Series B Preferred Stock of the Company into which the Security is exchangeable shall be deemed to satisfy the Company's obligation to pay the principal amount of the Security. The Series B Preferred Stock of the Company so delivered shall be treated as issued in payment of accrued interest first and then of principal. A holder may exchange a portion of a Security if the portion is $1,000 principal amount or an integral multiple thereof. In the event of exchange of this Security in part only, a new Security or Securities for the unexchanged portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

            If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to exchange a Security into Series B

Preferred Stock may be changed into a right to exchange it into securities, cash or other assets of the Company or another person into which the Series B Preferred Stock was exchanged or converted as a result of such consolidation, merger, transfer or lease.

            No amendment of the certificate of designations with respect to the Series B Preferred Stock shall be made without the consent of holders of a majority in interest of the Securities.

            6. Events of Default. In addition to the failure to pay principal or interest all Events of Default under the Indenture (the "Indenture") of the Company dated July 25, 1995 with respect to the $125,000,000 principal amount of 11-1/4% Senior Subordinated Notes due 2005, as the Indenture was in effect on July 25, 1995, are hereby incorporated by reference and shall be deemed to be events of default under this Security. No subsequent waiver, amendment or modification, or expiration of the Indenture or the 11-1/4% Senior Subordinated Notes shall affect the meaning of "event of default" under this Security.

            7. Acceleration. If an event of default occurs and is continuing, the holders of 25% of the principal amount (the "Requesting Holders") of the Securities then outstanding, by written notice to the Company, may declare all unpaid principal amount, if any, and accrued interest on the Securities, to be immediately due and payable. NOTWITHSTANDING ANY OTHER PROVISION HEREIN, THE RIGHT TO DECLARE PRINCIPAL AND INTEREST IMMEDIATELY DUE PURSUANT TO THIS PARAGRAPH SHALL NOT BE TRANSFERABLE AND NO TRANSFEREE OF THE SECURITIES MAY BE CONSIDERED A REQUESTING HOLDER.

            8. Mandatory Exchange. (a) In the event the Company shall determine that the payment of interest on the principal amount of the Securities would violate any provision of the Indenture, the Company shall provide the holder with written notice accompanied by a certificate of the chief financial officer of the Company satisfactory to the holder to such effect. The Company may then exchange a principal amount of the Securities which the Company reasonably believes is necessary to be in compliance with the Indenture for Series B Preferred Stock having a liquidation value equal to the principal amount of the Securities to be exchanged.

            (b) Upon the good faith request of the Company, which may not exceed $2,000,000 principal amount in the aggregate without the consent of the holders of the securities, a portion of the outstanding Securities shall be exchanged for Series B Preferred Stock (such amount allocated on a pro rata basis among the holders of Securities) in an aggregate amount the Company believes in good faith is necessary to exchange in order to appropriately increase the availability of additional borrowings permitted under Section 5.08(vi) of the Indenture; provided, however, that the Company shall only make such a request to the holders of Securities on or after the date that the condition set forth in
Section 3.2(i) of the Purchase Agreement dated as of December 20, 1996 by and among the Company and the Purchasers named therein, has been satisfied by the Company.

            9. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. A holder may register the transfer of or exchange Securities. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law.

            10. Persons Deemed Owners. The registered holder of a Security shall be treated as the owner of it for all purposes.

            11. Unclaimed Money. If money for the payment of principal or interest on any Securities remains unclaimed for two years, any Paying Agent other than the Company will pay the money back to the Company at its request. After that, holders may look only to the Company for payment.

            12. Merger or Consolidation. The Company may not consolidate with, or merge into, or transfer or lease all or substantially all of its assets to, another person unless the person is a corporation and such corporation assumes all the obligations of the Company under the Securities at the time thereof.

            13. Amendment and Waiver. Subject to certain exceptions, the Securities may be amended with the consent to the holders of at least a majority in principal amount of the Securities then outstanding and any existing default in compliance with any provision hereof may be waived with the consent of the holders of a majority in principal amount of the

Securities then outstanding. Without the consent of or notice to any Securityholder, the Company may amend the Securities to, among other things, provide for uncertificated Securities, to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Securityholder.

            14. Successors. When a successor assumes all the obligations of its predecessor under the Securities the predecessor will be released from those obligations.

            15. No Recourse Against Others. No shareholder, director, officer or incorporator, as such, past, present or future, of the Company or any successor corporation shall have any liability for any obligation of the Company under the Securities or for any claim based on, in respect of or by reason of, such obligations or their creation. Each holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

            16. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                              ASSIGNMENT FORM


If you as the holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to

                   (INSERT ASSIGNEE'S SOCIAL SECURITY OR
                        TAX IDENTIFICATION NUMBER)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------






     (Print or type assignee's name, address and zip code)


and irrevocably appoint
                                                        agent
to transfer this Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:
     ---------------------------------------------------------------------------

Your signature:
               -----------------------------------------------------------------
                  (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
                     -----------------------------------------------------------
                        (by national bank, trust company or member firm of national securities exchange or the National Association of Securities
                        Dealers, Inc.)

                              EXCHANGE NOTICE


To exchange this Security into Series B Preferred Stock of the Company, check the box:
                                     ---
                                    /--/

To exchange only part of this Security, state the principal amount to be exchanged (which must be a minimum of $1,000 or any multiple thereof):

                           ---------------------

                              $
                           ---------------------

If you want the stock certificate made out in another person's name, fill in the form below:

                 (INSERT OTHER PERSON'S SOCIAL SECURITY OR
                        TAX IDENTIFICATION NUMBER)

                 -----------------------------------------

                 -----------------------------------------


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------



         (Print or type other person's name, address and zip code)



Date:
     ---------------------------------------------------------------------------

Your signature:
               -----------------------------------------------------------------
                   (Sign exactly as your name appears on the other side of this Security)

                                    Exhibit D

                                        to

                        Preferred Stock Purchase Agreement
                        among Alliance Entertainment Corp.
                         and the Purchasers named therein

                               Registration Rights


                  1. Definitions. As used in this Exhibit D, the following terms shall have the following meanings:

                  "Common Stock" means Common Stock, par value $0.0001 per share, of the Company, including without limitation the Conversion Shares.

                  "Conversion Shares" means shares of Common Stock issued or issuable upon conversion of Preferred Stock.

                  "Preferred Stock" means the Company's Series B Convertible Preferred Stock, par value $0.01 per share, or Series C Convertible Preferred Stock, par value $0.01 per share.

                  "Pro Rata" means, with respect to the shares of Common Stock that a Registering Stockholder has requested be included in an underwritten public offering, but which are to be excluded in part from such offering as provided in this Exhibit D, the same proportion of the aggregate number of shares of Common Stock to be excluded from such offering as the aggregate number of shares of Common Stock held by such Registering Stockholder bears to the aggregate number of shares of Common Stock held by all Registering Stockholders whose shares are to be excluded in part.

                  "Purchase Agreement" means the Purchase Agreement dated as of December 20, 1996, among the Company and the Purchasers named therein, to which this Exhibit D is attached.

                  "Registrable Securities" means, collectively, (i) Common Stock of the Company issued to Stockholders and (ii)

     Common Stock issued or issuable by way of stock dividend or stock split or upon the exercise of stock options or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise with respect to Registrable Securities. Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act or
(iii) such securities shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require the registration or qualification of such securities under the Securities Act or any similar state law then in effect.

                  "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Exhibit D and the completion of transactions relating thereto including, without limitation, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, the fees and disbursements of the Company's independent public accountants, including the expenses of any special audits, reviews, compilations or other reports or information required by or incident to such performance and compliance, and any fees or expenses of counsel for the Company and of one special counsel to represent the holders on whose behalf Registrable Securities are being registered, but excluding any underwriting discounts and commissions with respect to such Registrable Securities, which shall be borne by the holder on whose behalf such Registrable Securities are being registered.

                  "Stockholder" means a Purchaser or any other holder of Common Stock or Preferred Stock.

Unless otherwise defined herein, capitalized terms used in this Exhibit D have the meanings assigned to them in the Purchase Agreement.

                  2. Registration on Request. (a) Upon the written request of either WCI, CVI or BTC, (each a "Requesting Stockholder"), requesting that the Company effect the registration under the Securities Act of all or part of the Conversion Shares held by such Requesting Stockholder and specifying the intended method or methods of disposition of such Conversion Shares, the Company will promptly give written notice of such requested registration by registered or certified mail, return receipt requested, to all Stockholders holding Registrable Securities and thereupon will use its best efforts to effect, at the earliest possible date, the registration, under the Securities Act, subject to
Section 2(d), of

                   (i) the Conversion Shares which the Company has been so requested to register by such Requesting Stockholder, for disposition as stated in such request, and

                  (ii)     all other Registrable Securities which the
         Company has been requested to register by Stockholders holding Registrable Securities (which Stockholders, together with the Requesting Stockholders, are referred to herein as "Registering Stockholders") by written request delivered to the Company within thirty (30) days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be so registered, provided that (A) if the Company shall have previously effected a registration of which notice has been given to all Stockholders holding Registrable Securities pursuant to Section 3, in which either Requesting
Stockholder wishing to do so was permitted to sell all Registrable Securities they desired to sell, the Company shall not be required by either Requesting Stockholder to effect a registration pursuant to this Section 2 until a period of 90 days shall have elapsed from the effective date of the most recent such previous registration, and (B) the Company shall not be obligated to effect more than two such registrations for CVI and WCI together and two such registrations for BTC. Each registration requested pursuant to this Section 2 shall be effected by the filing of a registration statement on Form S-1, Form S-2 or Form S-3 (or any other form which the Company is qualified to use).

                  (b) The Company will pay all Registration Expenses in connection with each registration of Registrable Securities effected by the Company pursuant to this Section 2.

                  (c) The Company will not register securities for sale for the account of any Person other than (i) the Company, and (ii) holders of Registrable Securities. The Company will not grant to any Person the right to request a registration of securities except pursuant to Section 2(a); provided, however, the Company has granted such rights pursuant to the Stock Acquisition and Merger Agreement dated as of August 15, 1996 and Exhibit I thereto. The Company may grant incidental rights to participate in registrations comparable to those granted in Section 3.

     (d) If the registration so requested by the Requesting Stockholder involves an underwritten offering of the securities so being registered, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and the managing underwriter of such underwritten offering shall advise the Company in writing that, in its opinion, the distribution of all or a specified portion of the Registrable Securities which the Registering Stockholders have requested to register under Section 2(a)(i) or (ii) will cause the total number of securities to be distributed to exceed the number which can be sold in an orderly manner within a price range acceptable to the holders of a majority of the Registrable Securities initially requesting the registration, then the Company will promptly furnish each Registering Stockholder a copy of the opinion of the managing underwriter, will register the shares of Common
Stock which the Registering Stockholders have requested pursuant to Section 2(a)(i) or (ii) in an amount not to exceed the maximum number of shares that the managing underwriter deems advisable and, to the extent necessary so that the aggregate number of shares to be registered does not exceed the maximum amount the managing underwriter deems advisable, will first reduce the number of shares that each Registering Stockholder, other than a Requesting Stockholder, has requested to register pursuant to Section 2(a)(ii), Pro Rata, and then, to the extent necessary, reduce the number of shares that the Requesting Stockholder has requested to register pursuant to Section 2(a)(i) or (ii), Pro Rata.

                  (e) If requested by the underwriters for any underwritten offering of Registrable Securities on behalf of a holder or holders of Registrable Securities pursuant to a registration requested under this Section 2, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution provisions to the effect and to the extent provided in Section 6.

                  (f) If, at any time after requesting  registration pursuant to
Section 2(a) and prior to the effective date of the registration statement filed in connection with such registration request, any Requesting Stockholder shall determine for any reason not to register such Registrable Securities, such Requesting Stockholder may, at its election, give written notice of such determination to the Company. The Company shall then be relieved of its obligations to register any Registrable Securities in connection with such Requesting Stockholder's registration request (but not its obligation to pay the Registration Expenses in connection therewith as provided in Section 2(b)), without prejudice, however, to the rights pursuant to Section 2(a) of any other Registering Stockholders to request that such registration be effected.

     (g) In  connection  with the first  request  for  registration  pursuant to
Section 2(a), the Company may, within fifteen (15) days after its receipt of such request, give the Requesting Stockholder notice that it is the good faith intention of the Company to register securities under the Securities Act for sale for its own account. Thereafter, the provisions of Section 3 shall govern, and the Requesting Stockholders' registration request under Section 2(a) shall be deemed rescinded. The Requesting Stockholders shall again be entitled to request such registration under Section 2(a), but not sooner than the earliest of (i) ninety (90) days after the effective date of the Company's registration,
(ii) the Company's determination (of which the Company shall promptly notify the holders of Registrable Securities) not to proceed with its registration of securities, and (iii) the Company's failure to use best efforts to effect the registration of its securities.

                  (h) In connection with any request for registration pursuant to Section 2(a), the Company may, on one occasion only, upon a good-faith determination by the Company's Board of Directors that such a registration would interfere with the completion of a proposed corporate transaction, notify the Requesting Stockholder that it intends to defer such registration for up to one hundred twenty (120) days. In such event the Requesting Stockholder may rescind their registration request, and shall again be entitled to request such registration under Section 2(a), but not sooner than the end of the period of deferral determined by the Company.

                  3. Incidental Registrations. (a) If, at any time, the Company proposes to register any of its securities under the Securities Act, whether or not for sale for its own account, on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of any such holder delivered to the Company within thirty (30) days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders of Registrable Securities, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:

     (i) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided in Section 3(b)), without prejudice however to the rights of any Requesting Stockholder to request that such registration be effected as a registration under Section 2(a);

     (ii) if the registration so proposed by the Company involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and the managing underwriter of such underwritten offering shall advise the Company in writing that, in its opinion, the distribution of all or a specified portion of the Registrable Securities which the Registering Stockholders have requested the Company to register in accordance with this Section 3(a) concurrently with the securities being distributed by such underwriters will cause the total number of securities to be distributed to exceed the number which can be sold in an orderly manner within a price range acceptable to the Company or the holders of the other securities to be distributed, as the case may be, then the Company will promptly furnish each such holder of Registrable Securities with a copy of such opinion and may deny, by written notice to each such holder accompanying such opinion, the registration of all or a specified portion of such Registrable Securities (in case of a denial as to a portion of such Registrable Securities, such portion to be allocated Pro Rata among such holders; provided that, if such registration as initially proposed by the Company was in whole or in part requested by holders of securities of the Company pursuant to demand registration rights the Company will include in such registration to the extent of the amount of securities which the managing underwriter advises the Company can be sold in such offering, (x) first, such securities held by the holders initiating such registration and, if applicable, any securities proposed by the Company to be sold for its own account, allocated in accordance with the priorities then existing among the Company and such holders, and (y) second, any Registrable Securities requested to be included in such registration by Requesting Holders and any other securities of the Company proposed to be included in such registration (1) as between such Registrable Securities and such other securities, pro rata on the basis of the numbers of such Registrable Securities and such other securities, respectively, (2) as among such
Registrable Securities, pro rata on the basis of the number of Registrable Securities requested to be included by such holders and (3) as among such other securities, allocated among the holders thereof in accordance with the priorities then existing among the Company and the holders of such other securities and any securities so excluded shall be withdrawn from and shall not be included in such incidental registration; and

     (iii) the Company shall not be obligated to effect any registration of Registrable Securities under this Section 3 incidental to the registration of any of its securities in connection with dividend reinvestment plans or stock option or other employee benefit plans.

                  (b) The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.

                  4. Registration Procedures. (a) If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities
Act as provided in Section 2 or 3, the Company will as expeditiously as possible:

                     (i) prepare and promptly file with the Commission a registration statement with respect to such Registrable Securities (in any event, use its best efforts to file such registration statement within sixty (60) days after the end of the period within which requests for registration may be delivered to the Company) and use its best efforts to cause such registration statement to become effective;

                    (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the earlier of such time as all of such Registrable Securities and other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of nine (9) months after such registration statement becomes effective;

                   (iii) furnish to each seller of such Registrable Securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request;

                    (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each seller (or in an underwritten offering, the managing underwriter) shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                     (v) furnish to each  seller of  Registrable  Securities  by means of such registration a signed counterpart, addressed to such seller, of (A) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement speaking both as of the effective date of the registration statement and the date of the closing under the underwriting agreement)and (B) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration statement includes an underwritten public offering, dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, as such seller may reasonably request;

                    (vi) immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or other securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                   (vii) otherwise comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

                  (viii) use its best efforts to list such securities on the New York Stock Exchange and each securities exchange on which the Common Stock of the Company is then listed, if such securities are not already so listed and if such listing is then permitted under the rules of such exchange, and, if necessary, provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement.

The Company may require each such holder of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

                  (b) If the Company at any time proposes to register any of its securities under the Securities Act (other than pursuant to a request made under Section 2), and such securities are to be distributed by or through one or more underwriters, the Company will make reasonable efforts, if requested by any holder of Registrable Securities who requests incidental registration of Registrable Securities in connection therewith pursuant to Section 3, to arrange for such underwriters to include such Registrable Securities among those securities to be distributed by or through such underwriters, provided that, for purposes of this sentence, reasonable efforts shall not require the Company to reduce the amount or sale price of such securities proposed to be so distributed. In all registrations under Section 2 or Section 3 hereof, the holders of Registrable Securities on whose behalf Registrable Securities are to be distributed by underwriters shall be parties to any underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such holders of Registrable Securities.

                  (c) Whenever a registration requested pursuant to Section 2 is for an underwritten offering, the holders of a majority of the Registrable Securities included in such registration shall have the right to select the managing underwriter to administer the offering subject to the approval of the Company, such approval not to be unreasonably withheld. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriters, the managing underwriter shall be selected by the Company and approved by the holders of Registrable Securities requesting registration thereof, such approval not to be unreasonably withheld.

                  (d) If any registration pursuant to Section 2 or 3 shall be made in connection with an underwritten public offering, each holder of Registrable Securities agrees by acquisition of such Registrable Securities, if so required by the managing underwriters, not to effect any public sale or distribution of Registrable Securities (other than as part of such underwritten public offering) within the period of time between seven days prior to the effective date of such registration statement and one hundred twenty (120) days after the effective date of such registration statement.

     5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to review and comment upon such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     6. Indemnification; Contribution. (a) In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to Section 2 or 3, the holder of any Registrable Securities covered by such registration statement, its directors and officers, each officer and director of each underwriter, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such holder or any such director or officer or participating or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings or investigations in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus (unless, with respect to the indemnification of the officers and directors of each underwriter and each other person participating as an underwriter, any such statement is corrected in a subsequent prospectus and the underwriters are given the opportunity to circulate the corrected prospectus to all persons receiving the preliminary prospectus), final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(z) any violation by the Company of any securities laws, and the Company will reimburse such holder and each such director, officer, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable to any seller, director, officer, participating person or controlling person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company in an instrument executed by or under the direction of such seller, director, officer, participating person or controlling person for use in the preparation thereof, which information was specifically stated to be for use in the registration statement, prospectus, offering circular or other document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, participating person or controlling person and shall survive the transfer of such securities by such seller. The Company shall agree to provide for contribution relating to such indemnity as shall be reasonably requested by any seller of Registrable Securities or the underwriters.

                  (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2(a), that the Company shall have received an undertaking satisfactory to it from the prospective sellers of such securities and their underwriters, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 6) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, but only if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such sellers or their underwriters specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such sellers. Anything contained herein to the contrary notwithstanding, the maximum liability of each prospective seller in the case of each prospective seller shall be limited to an amount equal to the net proceeds actually received by such prospective seller from the sale of such Registrable Securities.

                  (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 6 except to the extent that the indemnifying party's rights are prejudiced, or liabilities and obligations under this Section 6 are increased, as a result of such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless
(i) the indemnifying party shall have failed to retain counsel for the indemnified party as aforesaid, (ii) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (iii) representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other person represented by such counsel in such proceeding or the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without the written consent of such indemnifying party (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) Indemnification and contribution similar to that specified in this Section 6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation or governmental authority other than the Securities Act.

                  (e) The  rights  and  obligations  of the  parties  under this
Section 6 shall survive any termination of the Purchase Agreement.

                             EXHIBIT E

                          VOTING AGREEMENT


     Voting Agreement, dated as of December 20, 1996 (this "Agreement"), among Joseph Bianco ("Bianco"), Alvin Teller, Bain Capital, Inc., BCI Growth III, L.P., BCI Growth IV, L.P. ("BCI IV"), BT Capital Partners, Inc. ("BTC"), U.S. Equity Partners, L.P., U.S. Equity Partners (Offshore), L.P., Cypress Ventures, Inc. ("CVI") and Wasserstein & Co. Inc. ("WCI"; individually a "Participating Party", and collectively the "Participating Parties") and Peter Kaufmann, R. Tobias Knobel, John H. Friedman, Robert O. Marx, Elliot B. Newman, Terence Shand (individually a "Terminating Party", and collectively with the Participating Parties, "Parties"), each of which are record or beneficial owners of Common Stock, par value $.0001 per share ("Common Stock"), of Alliance Entertainment Corp., a Delaware corporation (the "Company").

     WHEREAS, pursuant to a Purchase Agreement dated as of December 20, 1996, among WCI, BTC and the Company (the "Purchase Agreement"), CVI will receive shares of Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), and WCI has entered into a standby purchase commitment in connection with a rights offering for Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"), of the Company,

     WHEREAS, the Participating Parties are the owners of, or by proxy or otherwise exercise irrevocable voting control over shares of Common Stock of the Company as set forth in Attachment A hereto,

     WHEREAS, the Parties wish to terminate that certain Voting Agreement dated as of August 15, 1996 (the "August 15th Voting Agreement") among the stockholders and optionholders thereto and that certain Voting Agreement dated as of July 16, 1996 (the "July 16th Voting Agreement") among the stockholders and optionholders thereto; and

     WHEREAS, BTC and BCI IV desire to revoke their proxy granted to Bianco pursuant to Section 3(b) of that certain Inducement Agreement dated July 16, 1996 (the "Inducement Agreement") among BTC, BCI IV and Bianco.

            NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter contained, the Parties hereby agree as follows:

     1. Termination of Prior Voting Agreements. The July 16th Voting Agreement and the August 15th Voting Agreement (other than paragraph 4 of the August 15th Voting Agreement which paragraph shall remain in full force and effect) are hereby terminated and are no longer in force or effect.

     2. Voting of Shares by Parties. Each Participating Party agrees to vote all of the shares of Common Stock which are now or hereafter owned by such Participating Party, beneficially or of record, or which he or it is entitled to vote by proxy or otherwise, including without limitation those shares identified on Attachment A hereto, at any special or annual meeting of the stockholders of the Company, or by any written consent, whereat or whereby the same are considered for approval by the stockholders of the Company, for (a) the approval of the conversion rights and the voting rights of the Series B Preferred Stock and the Series C Preferred Stock, as set forth in the certificates of designations attached thereto, and the issuance of the Series B Preferred Stock and the Series C Preferred Stock pursuant to the Purchase Agreement, and (b) the approval of the Company's issuance of Common Stock pursuant to any Participating Party's exercise of any such conversion rights.

     3. Termination of Proxy. BTC and BCI IV hereby terminate and revoke their proxy granted to Bianco pursuant to Section 3(b) of the Inducement Agreement.

     4. Changes in Common Stock. In the event that subsequent to the date of this Agreement any shares or other securities (other than any shares or securities of another corporation issued to the stockholders of the Company pursuant to a plan of merger) are issued on, or in exchange for, any of the shares of the Common Stock or Preferred Stock held by the Participating Parties by reason of any stock divided, stock split, consolidation of shares, reclassification, or consolidation involving the Company, such shares or securities shall be deemed to be Common Stock for purposes of this Agreement.

     5. Representations of Participating Parties. Each Participating Party hereby represents and warrants that, after the termination of the July 16th Voting Agreement and the August 15th Voting Agreement pursuant to Section 1 hereof, (i) such Participating Party owns and/or has the right to vote the number of shares of the Common Stock set forth opposite his or its name on Attachment A hereto, (ii) such Participating Party has full power to enter into this Agreement and has not, prior to the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement that would conflict with the purposes or provisions of this Agreement, (iii) such Participating Party will not take any action inconsistent with the purposes and provisions of this Agreement and (iv) this Agreement is a valid, binding and enforceable obligation of such Participating Party.

     6. Enforceability. Each Party expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against each of the Parties hereto.

     7. Benefit. This Agreement shall be binding upon and inure to the benefit of the respective Parties hereto and their successors.

     8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

     9.   Counterparts.   This   Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


            IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Participating Parties:

                                      /s/Joseph Bianco
                                     ---------------------------------
                                      Joseph Bianco


                                      /s/Alvin Teller
                                    ---------------------------------
                                    Alvin Teller

                                    BAIN CAPITAL, INC.


                                    By:
                                         -----------------------------
                                        Name:
                                        Title:


                                    BCI GROWTH III, L.P.


                                    By:
                                        -----------------------------
                                        Name:
                                        Title:


                                    BCI GROWTH IV, L.P.


                                    By:
                                        -----------------------------
                                        Name:
                                        Title:

                                    BT CAPITAL PARTNERS, INC.


                                    By:
                                          -----------------------------
                                        Name:
                                        Title:

                                    U.S. EQUITY PARTNERS, L.P.,
                                    by its general partner,
                                    W.P. Management Partners, L.L.C.


                                    By:
                                          -------------------------
                                        Name:
                                        Title:


                                    U.S. EQUITY PARTNERS (OFFSHORE),
                                    L.P., by its general partner,
                                    W.P. Management Partners, L.L.C.


                                    By:
                                          --------------------------
                                        Name:
                                        Title:


                                    WASSERSTEIN & CO., INC.


                                    By:
                                          --------------------------
                                        Name:
                                        Title:

                                    CYPRESS VENTURES, INC.


                                    By:
                                          --------------------------
                                        Name:
                                        Title:

                                    Terminating Parties:


                                    ---------------------------
                                          Peter Kaufmann


                                    ---------------------------
                                          R. Tobias Knobel


                                    ---------------------------
                                          John H. Friedman


                                    ---------------------------
                                          Robert O. Marx


                                    ---------------------------
                                          Elliot B. Newman


                                    ---------------------------
                                          Terence Shand

                                EXHIBIT F


             AMENDMENT TO EMPLOYMENT AGREEMENT OF ALVIN N. TELLER


          THIS AMENDMENT is entered into as of December 20, 1996, by and between ALLIANCE ENTERTAINMENT CORP., a Delaware corporation (the "Company"), and Alvin
N. Teller (the "Executive").

                              R E C I T A L S:

          WHEREAS, the Company and the Executive have entered into an Employment Agreement (the "Agreement"), dated as of the 15th day of August, 1996, between the Company and the Executive; and

          WHEREAS, in connection with the execution and delivery of a Purchase Agreement dated as of December 20, 1996 among the Company, Cypress Ventures, Inc., Wasserstein & Co., Inc. and BT Capital Partners, Inc., the Company and the Executive desire to amend the Agreement;

          NOW,   THEREFORE,   in  consideration  of  the  mutual  covenants  and
agreements of the parties, the parties agree that the third sentence of Section 1 of the Agreement is hereby amended to read as follows:

     "The Executive shall have full authority over the day-to-day operations of the Company and all of its subsidiaries and over all officers and employees of the Company, including, without limitation, the power to hire and, subject to contractual commitments, fire employees; provided, however, that
     (i) so long as Wasserstein & Co., Inc. ("WCI") and BT Capital Partners, Inc. ("BTC") hold 50% or more of the securities issued to them pursuant to the Purchase Agreement dated as of December 20, 1996 (the "Purchase Agreement") among the Company, Cypress Ventures, Inc., WCI, BTC, (or in the event WCI or BTC holds 50% or more of the securities purchased by it pursuant to the Purchase Agreement and the other does not hold 50% or more of the securities purchased by it pursuant to the Purchase Agreement, then such 50% or more holder alone) shall have the exclusive power to nominate a candidate to be considered for the position of Executive Vice President - Finance subject to the Executive's consent, which consent shall not be unreasonably withheld, (ii) the Executive shall not remove the Executive Vice President - Finance without the approval of the Board of Directors of the Company which shall be the only limitation on the Executive's power to fire employees, and (iii) Executive shall retain the exclusive power to nominate a candidate to be considered as the executive in charge of distribution operations or logistics (or other similar position involving the supervision of the warehousing and shipping of inventory), subject to the consent of WCI and BTC, so long as WCI and BTC hold 50% or more of the securities issued to them pursuant to the Purchase Agreement (or in the event WCI or BTC holds 50% or more of the securities purchased by it pursuant to the Purchase Agreement and the other does not hold 50% or more of the securities purchased by it pursuant to the Purchase Agreement, then such 50% or more holder alone), which consent shall not be unreasonably withheld."

            The parties hereby agree that the above amendment of the third sentence of Section 1 shall not be an event or occurrence which constitutes "Good Reason" as defined in Section 5.3.2 of the Agreement.

            This Amendment shall be effective as of the date hereof.


            IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Agreement as of the date first above written.

EMPLOYEE:                           ALLIANCE ENTERTAINMENT CORP.


________________                    By: ____________________________
Alvin N. Teller                         Name:
                                        Title:

                              EXHIBIT G



                         REVISED & RESTATED

                               BY-LAWS

                                 OF

                      ALLIANCE ENTERTAINMENT CORP.


                       Effective December 20, 1996

                             TABLE OF CONTENTS

                                                                       Page
                                 ARTICLE I

                                  OFFICES

SECTION 1.     Delaware Registered Office...........................     1
SECTION 2.     Other Offices........................................     1

                                ARTICLE II

                         MEETINGS OF STOCKHOLDERS

SECTION 1.     Annual Meeting.......................................     1
SECTION 2.     Special Meetings.....................................     1
SECTION 3.     Notice of Meetings...................................     1
SECTION 4.     Quorum and Adjournments..............................     2
SECTION 5.     Organization.........................................     2
SECTION 6.     Proxies and Voting of Shares.........................     3
SECTION 7.     Voting List of Stockholders..........................     3
SECTION 8.     Notice of Stockholder Business and
               Nominations .........................................     4

                                ARTICLE III

                                 DIRECTORS

SECTION 1.     Power and Duties of the Board of
               Directors............................................     6
SECTION 2.     Number, Tenure and Qualifications....................     7
SECTION 3.     Vacancies............................................     7
SECTION 4.     Removal..............................................     8
SECTION 5.     Regular Meetings; Notice.............................     8
SECTION 6.     Special Meetings.....................................     8
SECTION 7.     Notice of Special Meetings...........................     8
SECTION 8.     Quorum...............................................     9
SECTION 9.     Organization.........................................     9
SECTION 10.    Compensation of Directors............................     9
SECTION 11.    Committees...........................................    10
SECTION 12.    Written Consents.....................................    11
SECTION 13.    Conference Telephone Meetings........................    12

                                ARTICLE IV

                                 OFFICERS

SECTION 1.     Number and Election..................................    12
SECTION 2.     Term of Office and Qualification.....................    12
SECTION 3.     Other Officers.......................................    12

                                                                       Page

SECTION 4.     The Co-Chairmen of the Board.........................    13
SECTION 5.     The Vice Chairman....................................    13
SECTION 6.     The Deputy Chairman..................................    13
SECTION 7.     The President........................................    13
SECTION 8.     Vice Presidents......................................    13
SECTION 9.     The Comptroller......................................    14
SECTION 10.    Assistant Comptrollers...............................    14
SECTION 11.    The Secretary........................................    14
SECTION 12.    Assistant Secretaries................................    14
SECTION 13.    The Treasurer........................................    15
SECTION 14.    Assistant Treasurers.................................    15
SECTION 15.    Compensation.........................................    15
SECTION 16.    Bonds................................................    16
SECTION 17.    Removal..............................................    16
SECTION 18.    Vacancies............................................    16

                                 ARTICLE V

                                  NOTICES

SECTION 1.     Manner of Giving.....................................    16
SECTION 2.     Waiver of Notice.....................................    16

                                ARTICLE VI

                               CAPITAL STOCK

SECTION 1.     Form and Issuance....................................    17
SECTION 2.     Transfers of Stock...................................    17
SECTION 3.     Lost, Stolen and Destroyed
               Certificates.........................................    17
SECTION 4.     Fixing of Record Date................................    18

                                ARTICLE VII

           NEGOTIABLE INSTRUMENTS, CONTRACTS, ETC.

SECTION 1.     Signatures on Checks, Etc............................    18
SECTION 2.     Execution of Contracts, Deeds, Etc...................    19
SECTION 3.     Loans................................................    19

                               ARTICLE VIII

                              CORPORATE SEAL                            19

                                                                       Page

                                ARTICLE IX

                                FISCAL YEAR                             19


                                 ARTICLE X

                           VOTING OF STOCK HELD                         19


                                ARTICLE XI

                       INDEMNIFICATION OF OFFICERS,
                     DIRECTORS, EMPLOYEES AND AGENTS;
                                 INSURANCE

SECTION 1.     Indemnification......................................    20
SECTION 2.     Insurance............................................    22


                                ARTICLE XII

                                AMENDMENTS                              23

                                BY-LAWS OF

                       ALLIANCE ENTERTAINMENT CORP.

                                 ARTICLE I

                                  OFFICES

            SECTION 1.  Delaware Registered Office.  The
registered office of the Corporation in the State of Delaware shall be located at 32 Loockerman Square, Suite L-100, Dover,
Delaware 19904.

            SECTION 2. Other Offices. The Corporation may have an office or offices at such other places in the United States or elsewhere as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                ARTICLE II

                         MEETINGS OF STOCKHOLDERS

            SECTION 1. Annual Meeting. The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before said meeting shall be held on such date and at such hour and place, within or without the State of Delaware, as shall be fixed by the Board of Directors with respect to each such meeting and as shall be stated in the notice thereof.

            SECTION 2. Special Meetings. Special meetings of stockholders, for any purpose or purposes may, except as otherwise prescribed by law or in the Certificate of Incorporation, be called at any time by either Co-Chairman or by the Board of Directors to be held on such date and at such hour and such place, within or without the State of Delaware, as shall be stated in the notice thereof.

            SECTION 3. Notice of Meetings. Except as otherwise provided or permitted by law or in the Certificate of Incorporation or in these By-laws, written notice of all meetings of stockholders stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes thereof, shall be given by a Co-Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President, the Secretary or an Assistant Secretary to each stockholder of record having voting power in respect of the business to be transacted thereat, either by serving such notice upon him personally or by mailing or telegraphing or telecopying the same to him at his address as it appears on the records of the Corporation, at least ten days but not more than sixty days before the date of the meeting, and the Secretary or an Assistant Secretary or the transfer agent or agents of the Corporation shall make affidavit as to the giving of such notice.

            SECTION 4. Quorum and Adjournments. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall be required to and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting any business may be transacted which might have been transacted at the original meeting. If a quorum be present at any meeting of stockholders and the meeting is adjourned to reconvene either at a later time on the same date or at a later date, no notice need be given other than announcement at the meeting, provided that if any adjournment, whether a quorum is present or not, is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or by proxy shall decide any question brought before such meeting unless the question is one upon which by express provision of law or of the Certificate of Incorporation or of these By-laws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present or represented at any duly called and held meeting at which a quorum is present or represented may continue to do business until adjournment, notwithstanding the withdrawal of such number as to leave less than a quorum.

     SECTION 5. Organization. Each meeting of stockholders shall be presided over by a Co-Chairman (and, as between the two Co-Chairmen, the Co-Chairman who shall also be the Chief Executive Officer of the Company, if both Co-Chairmen shall be present) or, in the absence of both Co-Chairmen, by the Vice Chairman, or in the absence of a Co-Chairman and the Vice Chairman so designated, by any other person selected to preside by a majority of the Board of Directors. The Secretary, or in his absence an Assistant Secretary, or in the absence of both the Secretary and an Assistant Secretary any person designated by the person presiding at the meeting, shall act as secretary of the meeting.

            SECTION 6. Proxies and Voting of Shares. At any meeting of stockholders, each stockholder entitled to vote any shares on any matter to be voted upon at such meeting may exercise such voting right either in person or by proxy appointed by an instrument in writing, which shall be filed with the secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting (unless a new record date is set by the Board of Directors), but shall not be valid after the final adjournment thereof. All questions regarding the qualification of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by two inspectors of election who shall be appointed by the Board of Directors or if not so appointed, then by the presiding officer of the meeting. No proxy shall be voted on after three years from its date unless said proxy provides for a longer period. Except as otherwise expressly required by statute, the vote on any question need not be by written ballot.

            SECTION 7. Voting List of Stockholders. The officer who shall have charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where said meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders referred to above or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

            SECTION 8.  Notice of Stockholder Business and
Nominations.

      (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to Section 3 of these By-laws, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) and this By-law and who was a stockholder of record at the time such notice was delivered to the Secretary of the Corporation.

      (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this By-law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting commencing with the 1995 annual meeting, provided however, that in the event that the date of an annual meeting is advanced by more than thirty days, or delayed by more than seventy days, from the first anniversary date of the previous year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

      (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty days prior to the first anniversary of the preceding year's annual meeting (or, in the event of the Corporation's first annual meeting in 1995, not later than the close of business on the tenth day following the day on which public announcement is made of the meeting and of the nominees proposed to be nominated), a stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

      (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 3 of these By-laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this By-law shall be delivered to the Secretary at the principal executive offices of the

Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

      (C) General. (1) Only persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible to serve as director and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the Co-Chairman of the Board presiding over the meeting, or any other person properly presiding over the meeting, shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-law and, if any proposed nomination or business is not in compliance with this By-law, to declare that such defective proposal or nomination shall be disregarded.

      (2) For purposes of this By-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section
13, 14 or 15(d) of the Exchange Act.

      (3) Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                ARTICLE III

                                 DIRECTORS

            SECTION 1. Power and Duties of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

The Board may adopt such rules and regulations for that purpose and for the conduct of its meetings as it may deem proper. The Board shall exercise and shall be vested with the powers of the Corporation insofar as not inconsistent with law, the Certificate of Incorporation or these By-laws.

            SECTION 2. Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the whole Board but shall consist of not more than thirteen nor less than three directors. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1996 annual meeting of stockholders, the term of office of the second class to expire at the 1997 annual meeting of stockholders and the term of office of the third class to expire at the 1998 annual meeting of stockholders. Each director shall hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1996 annual meeting, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

            SECTION 3. Vacancies. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the whole Board shall shorten the term of any incumbent director.

            SECTION 4. Removal. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power then outstanding, voting together as a single class.

            SECTION 5. Regular Meetings; Notice. Regular meetings of the Board of Directors shall be held at such time and place either within or outside of the State of Delaware, as may be determined by resolution of the Board. No notice of a regular meeting need by given (any practice or custom to the contrary notwithstanding) and any business may be transacted at a regular meeting, held as aforesaid, subject only to the requirements of Section 2 of this Article III.

            SECTION 6. Special Meetings. Special meetings of the Board of Directors may, unless otherwise expressly provided by law, be called from time to time by either Co-Chairman, the President or by a written call signed by a majority of the whole Board of Directors and filed with the Secretary. Each special meeting of the Board shall be held at such time and place, either within or outside of the State of Delaware, as shall be designated in the notice of such meeting.

            SECTION 7. Notice of Special Meetings. Notice of a special meeting of the Board of Directors, stating the place, date and hour thereof, shall, except as otherwise expressly provided by law or as provided in Section 2 of
Article VII hereof, be given by mailing or telegraphing or telecopying the same to each director at his residence or business address at any time on or before the second day before the day of the meeting or by delivering the same to him personally or telephoning the same to him personally at his residence or business address not later than the day before the day of the meeting, unless, in case of exigency, the Co-Chairman who shall be the Chief Executive Officer of the Company, or in such Co-Chairman's absence a Vice Chairman or the Secretary, shall prescribe a shorter notice to each director at his residence or business address. Except as otherwise required by statute or these By-laws, no notice or waiver of notice of a special meeting of the Board need state the purpose or purposes of such meeting, and any business may be transacted thereat, any practice or custom to the contrary notwithstanding.

            SECTION 8. Quorum. A majority of the total number of directors at the time in office but in no event less than one-third of that total number or less than two directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, except that when a Board of one director is authorized pursuant to the Certificate of Incorporation or these By-laws, then one director shall constitute a quorum. If less than quorum be present at the meeting, the directors present may adjourn the meeting and the meeting may be held as adjourned without further notice. If a quorum be present at a meeting and the meeting is adjourned to reconvene either at a later time on the same date or at a later date, no notice need be given other than announcement at the meeting. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, when a quorum is present at any meeting of the Board of Directors, a majority of the directors present at such meeting shall decide any question brought before such meeting and the action of such majority shall be deemed to be the action of the Board.

            SECTION 9. Organization. Each meeting of the Board of Directors shall be presided over by a Co-Chairman (and, as between the two Co-Chairmen, by the Co-Chairman who shall also be the Chief Executive Officer of the Company, if both Co-Chairmen shall be present), or in the absence of both Co-Chairmen, by the Vice Chairman, or in the absence of both, by any director selected to preside by vote of a majority of the directors present. The Secretary, or in his absence, an Assistant Secretary, or in the absence of both the Secretary and an Assistant Secretary, any person designated by the person presiding over the meeting, shall act as secretary of the meeting.

            SECTION 10. Compensation of Directors. The Board may, from time to time in its discretion, by resolution or resolutions passed by a majority of the whole Board, fix the amounts which shall be payable to the members thereof for their services in such capacity and provide for the reimbursement of the reasonable expenses of such members, all of which shall be in addition to any fees, salaries or other compensation which may be paid or payable to such members in any other capacity. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

            SECTION 11. Committees. (A) The Board of Directors may, by resolution or resolutions adopted by a majority of the whole Board, designate an Executive Committee and one or more other committees. Except as otherwise provided by these By-laws each committee shall consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in said resolution or resolutions, shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the
Corporation to be affixed to all papers which may require it. Such other committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. No committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation. Unless expressly authorized by resolution or resolutions adopted by a majority of the whole Board, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. All committees shall keep regular minutes of their proceedings and report the same to the Board when required.

     (B) Finance Committee. Notwithstanding the immediately preceding paragraph, the Board of Directors of the Corporation shall appoint a Finance Committee. The Finance Committee shall consist of the two Co-Chairmen of the Corporation and two other directors, one of whom shall be the nominee to the Board of Directors of BT Capital Partners, Inc. and the other nominee shall be a nominee of Wasserstein & Co., Inc. ("WCI") (provided, that if the Co-Chairman who is not the Chief Executive Officer shall no longer be a Co-Chairman, at all times thereafter the Finance Committee shall only consist of the Co-Chairman of the
Board who is the Chief Executive Officer and the two other directors). The Finance Committee shall review all proposals to issue securities of the Corporation and to make acquisitions or to refinance the Corporation's bank debt in whole, or to increase bank debt by more than 25%, and the Finance Committee shall make recommendations to the Board of Directors on such proposals. Any proposal to issue equity securities of the Corporation for cash or debt in an amount which, together with all other equity securities of the Corporation issued for cash or debt during the previous 12-month period, would exceed $10 million shall require the unanimous recommendation of the Finance Committee prior to consideration by the Board of Directors. Any proposal regarding a merger or acquisition (a) in which the consideration being paid by the Corporation shall exceed $50 million or (b) involving the issuance of equity securities as consideration the amount of which, together with all other equity securities of the Corporation issued in connection with mergers or acquisitions during the previous 12-month period, exceeds $1,000,000 x P/.12, where P is equal to the greater of $6.00 or the price of the equity security being issued (computed as the average of the closing price for the five trading days preceding such determination), shall require the unanimous recommendation of the Finance Committee prior to consideration by the Board of Directors.

            In the event that either (i) WCI or any direct or indirect wholly owned subsidiary of WCI or any limited partnership of which any such subsidiary is the general partner ("WCI Entities") holds in the aggregate fewer than 3,900,000 shares (subject to adjustment for stock splits, combinations and recapitalization) of the Corporation's Common Stock, or (ii) the WCI Entities hold fewer than 5,800,000 shares (subject to adjustment for stock splits, combinations and recapitalization) of the Corporation's Common Stock and such amount is less than 4.1% of the fully diluted shares of Common Stock of the Company (treating all outstanding options, warrants or convertible securities as being exercised or converted, but not taking into account the Contingent Shares) on any subsequent date, then the Finance Committee shall be dissolved and this paragraph (B) of Section 11 shall be of no further force and effect.

     SECTION 12. Written Consents. Any action required or permitted to be taken at any meeting of the Board of Directors or by any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

            SECTION 13. Conference Telephone Meetings. Members of the Board of Directors or any committee designated by such Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at such meeting.

                                ARTICLE IV

                                 OFFICERS

            SECTION 1. Number and Election. The officers of the Corporation shall be elected by the Board of Directors and shall be two Co-Chairmen of the Board, one of which shall be a designee of WCI, one or more Vice Chairmen of the Board, President and a Secretary. The Board of Directors may also elect one or more Vice Presidents, a Treasurer, a Comptroller and one or more Assistance Comptrollers, Assistant Secretaries and Assistant Treasurers. The Co-Chairmen of the Board and the Vice Chairmen of the Board shall be chosen from the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV.

            SECTION 2. Term of Office and  Qualification.  The officers shall be elected annually by the Board of Directors at the first meeting thereof after each annual meeting of stockholders. A meeting of the directors may be held without notice for this purpose, as well as for the transaction of any other business, immediately after the annual meeting of stockholders of the Corporation and at the same place. In the event of the failure so to elect any such officer, such officer may be elected at any subsequent meeting (regular or special) of the Board. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article IV, shall holder office until the next annual election of officers and until his successor shall have been duly elected and qualified, subject, however, to the provisions of
Article IV hereof. None of the officers of the Corporation except the Co-Chairmen of the Board and the Vice Chairman of the Board need be directors.

            SECTION 3. Other Officers. The Board of Directors may also appoint such other officers and agents as it may deem necessary for the transaction of the business of the Corporation. Such officers and agents shall hold office for such period, have such authority and perform such duties as shall be determined from time to time by the Board.

            SECTION 4. The Co-Chairmen of the Board. The Co-Chairmen of the Board, (and as between the two Co-Chairmen, the Co-Chairman who shall also be the Chief Executive Officer of the Company, if both Co-Chairmen shall be present) shall preside at all meetings of the stockholders and of the Board of Directors. The Co-Chairmen shall make reports to the Board of Directors and the Stockholders, and shall perform all such other duties as are properly required of them by the Board of Directors.

            SECTION 5. The Vice Chairmen. Each Vice Chairman shall, in the absence of both Co-Chairmen, act as chairman of meetings of the Board of Directors. Each Vice Chairman shall have such other powers and duties as may be conferred upon him by the Co-Chairmen of the Board or the Board of Directors.

            SECTION 6. The President. The President shall be the chief executive officer of the Corporation and shall have general and active management of the business and affairs of the Corporation, subject to the Board of Directors. The President shall, in the absence of or because of the inability to act of the Co-Chairmen of the Board or any Vice Chairman, perform all duties of the Co-Chairmen of the Board or the Vice Chairman and preside at all meetings of stockholders and of the Board of Directors. The President may sign, alone or with the Secretary, or an Assistant Secretary, or any other proper officer of the Corporation authorized by the Board of Directors, certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors.

            SECTION 7. Vice Presidents. In the absence or inability to act of the Co-Chairmen, the Vice Chairman or the President, any Vice President designated by the Board of Directors shall perform all the duties and may exercise all the powers of the President. Each Vice President shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the President or as may be prescribed by these By-laws.

            SECTION 8. The Comptroller. The Comptroller shall have responsibility for the accounting procedures and practices of the Corporation and shall keep or cause to be kept at the principal office of the corporation, and shall be responsible for the keeping of, correct financial records of the business and transactions of the Corporation and at all reasonable times shall exhibit such record to any of the directors of the Corporation upon application at the office of the Corporation where such records are kept. He shall also perform all the duties incident to the office of Comptroller and such other duties as from time to time may be assigned to him by the Board of Directors, the President or the Vice President.

            SECTION  9.   Assistant   Comptrollers.   In  the   absence  of  the
Comptroller, or in case of his inability to act, an Assistant Comptroller designated by the President or by the Board of Directors shall perform all the duties of the Comptroller and, when so acting, shall have all the powers of the Comptroller. The Assistant Comptrollers shall perform such other duties as from time to time shall be assigned to them by the Board of Directors, the President or the Comptroller.

            SECTION 10. The Secretary. The Secretary shall have the duty to record or cause to be recorded in books kept for that purpose the proceedings of the meetings of the Corporation including those of the stockholders, the Board of Directors and all committees designated by the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these By-laws and as required by law; shall be custodian of the records (other than those financial records kept by the Comptroller) and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws and when so affixed may attest the same; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general, the Secretary shall perform all duties incident to the office of the Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or the President.

            SECTION 11. Assistant Secretaries. In the absence of the Secretary, or in case of his inability to act, an Assistant Secretary designated by the President or the Board of Directors shall perform all the duties of the Secretary and, when so acting, shall have all the powers of the Secretary.

The Assistant Secretaries shall perform such other duties as from time to time shall be assigned to them by the Board of Directors, the President or the Secretary.

            SECTION 12. The Treasurer. The Treasurer shall give such bond with such surety or sureties for the faithful performance of his duties as the Board of Directors may require. He shall have charge and custody of and be responsible for all funds and securities of the Corporation, deposit all such funds in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these By-laws and have supervision over all receipts and disbursements of the Corporation and, in the absence of a Comptroller, have general responsibility for its accounting procedures and practices; at all reasonable times exhibit his books of account and records to any of the directors of the Corporation upon application during business hours at the place where such books and records are kept; receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever; and in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

            SECTION 13. Assistant Treasurers. Each of the Assistant Treasurers shall give such bond for the faithful performance of his duties as the Board of Directors may require. In the absence of the Treasurer, or in case of his inability to act, an Assistant Treasurer designated by the President or the Board of Directors shall perform all the duties of the Treasurer and, when so acting, shall have all the powers of the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the President or the Treasurer.

            SECTION 14. Compensation. The compensation of all officers, agents and employees of the Corporation shall be fixed from time to time by the Board of Directors, or pursuant to authority of general or special resolutions of the Board. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation or a member of any committee.

          SECTION 15.Bonds. The Board of Directors shall have the power to require any officer or agent of the Corporation to give a bond for the faithful discharge of his duties in such form and in such amount and with such surety or sureties as the Board may deem advisable.

            SECTION 16. Removal. Any officer elected by the Board of Directors may be removed by a majority of the members of the whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.

            SECTION 17. Vacancies. A newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

                                 ARTICLE V

                                  NOTICES

            SECTION 1. Manner of Giving. Whenever under the provisions of the laws of the State of Delaware, the Certificate of Incorporation or these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given by mailing or telegraphing (including telex or cable or other similar means) the same to each such director or stockholder at such address as appears on the books or in the records of the Corporation, and such notice shall be deemed to be given at the time when the same is thus mailed or telegraphed.

            SECTION 2. Waiver of Notice. Whenever under the provisions of these By-laws, or of the Certificate of Incorporation, or of any of the laws of the State of Delaware, the stockholders, directors or members of a committee of directors are authorized to hold any meeting or take any action after notice or after the lapse of any prescribed period of time, a waiver thereof, in writing, signed by the person or persons entitled to such notice or lapse of time, whether before or after the time of meeting or action stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of any committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-laws. The presence at any meeting of a person or persons entitled to notice thereof shall be deemed a waiver of such notice as to such person or persons, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transactions of any business because the meeting is not lawfully called or convened.

                                ARTICLE VI

                               CAPITAL STOCK

            SECTION 1. Form and Issuance. Certificates of stock shall be issued in such form as may be approved by the Board of Directors and shall be signed, countersigned and registered by, or in the name of the Corporation in such manner as the Board of Directors may by resolution prescribe. Any of or all the signatures on such a certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue unless determined otherwise by the Board generally or in particular instances.

            SECTION 2. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Board of Directors shall have power and authority to make such other rules and regulations or amendments thereto as they may deem expedient concerning the issue, registration and transfer of certificates of stock and may appoint transfer agents and registrars thereof.

            SECTION 3. Lost, Stolen and Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon satisfactory proof of that fact by the person claiming the certificate or certificates for shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, at its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to publicize the same in such manner as it shall require and/or to give the Corporation a bond in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or the issuance of the new certificate or certificates.

            SECTION 4. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such other action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If no record date is fixed by the Board of Directors, the record date shall be determined as provided by the laws of the State of Delaware. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                ARTICLE VII

                  NEGOTIABLE INSTRUMENTS, CONTRACTS, ETC.

            SECTION 1. Signatures on Checks, Etc. All checks, drafts, bills of exchange, notes or other instruments or orders for the payment of money or evidences of indebtedness shall be signed for or in the name of the Corporation by such officer or officers, person or persons, as the Board of Directors may from time to time designate by resolution.

            SECTION 2. Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name of and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

            SECTION 3. Loans. No loan shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized or ratified by a resolution of the Board or Directors. Such authorization or ratification may be general or confined to specific instances.

                               ARTICLE VIII

                              CORPORATE SEAL

            The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the word "Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced in any manner whatsoever.

                                ARTICLE IX

                                FISCAL YEAR

            The fiscal year of the Corporation shall be determined by the Board of Directors.

                                 ARTICLE X

                           VOTING OF STOCK HELD

            Unless otherwise provided by resolution of the Board of Directors, the Co-Chairmen of the Board, the Vice Chairman of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporations or associations, or to consent in writing to any action by any such other corporation or association, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he may deemed necessary or proper in the premises; or any such officer may himself attend any meeting of the holders of stock or other securities of any such other corporation or association and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation or association, or may consent in writing to any action by any such other corporation or association.

                                ARTICLE XI

                  INDEMNIFICATION OF OFFICERS, DIRECTORS,
                      EMPLOYEES AND AGENTS; INSURANCE

            SECTION 1. Indemnification. (a) Any person made a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

            (b) Any person made a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), except that no indemnification shall be made hereunder in respect of any claim, issue or matter as to which the person shall be adjudged liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which said Court of Chancery or such other court shall deem proper.

            (c) To the extent that any person referred to above has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (d) No indemnification shall be granted under paragraph (a) or (b) above unless ordered by a court or unless it shall be specifically determined that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct set forth in the applicable paragraph, which determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

            (e) Expenses incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding by a person who may be entitled to indemnity under the above provisions shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if authorized under paragraph (d) above within twenty days following receipt by the Corporation of a written request for such advance, accompanied by a written undertaking by or on behalf of the person to whom payment is to be made that he will repay the amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation in accordance with the above provisions.

            (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the above provisions shall not be deemed exclusive of any other rights to which those indemnified or advancement expenses may be entitled under any provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors, insurance agreement, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

            (g) The indemnification and advancement of expenses, provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (h) Any amendment or repeal of this Article XI shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

     SECTION 2. Insurance. The Board of Directors of the Corporation may, in its discretion, authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the

Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 1 of this
Article XI.

                                ARTICLE XII

                                AMENDMENTS

            All By-laws of the Corporation shall be subject to amendment or repeal, and new By-laws may be adopted, either (a) by the affirmative vote of the holders of record of at least eighty percent (80%) of the outstanding stock of the Corporation entitled to vote for the election of directors, voting together as a single class, given at an annual meeting or at any special meeting of such stockholders, or (b) by the affirmative vote of a majority of the whole Board of Directors of the Corporation; provided, however, that Section 11(B) of
Article III hereof may be amended only by stockholder vote or by the affirmative vote of 12 of 13 members of the Board of Directors and provided, further, that
(i) the provisions of these By-laws concerning the powers and authority of the Co-Chairman who shall be the Chief Executive Officer shall not be changed, and
(ii) the number of directors set forth in Section 2 of Article III shall not be increased, without a stockholder vote or by the affirmative vote of 12 of 13 members of the Board of Directors.

                              Exhibit H

                                            December 20, 1996





Alliance Entertainment Corp.
110 East 59th Street
New York, New York  10022

Dear Sirs:

          Reference is made to that certain Purchase Agreement dated December 20, 1996 (the "Agreement") by and among Alliance Entertainment Corp. (the "Company") and Cypress Investors, Inc., Wasserstein & Co., Inc. ("WCI") and BT Capital Partners, Inc. ("BTC"), as the Purchasers. As a further inducement to the Company to enter into the Agreement and for other good and valuable consideration, receipt of which is hereby acknowledged, this letter will confirm that:

     (i) Alvin T. Teller ("Teller") hereby waives the rights that Teller has pursuant to the last sentence of Section 9.2(b) of the Stock Acquisition and Merger Agreement dated August 15, 1996 (the "Stock Acquisition Agreement") by and among Teller, WCI, U.S. Equity Partners, L.P., U.S. Equity Partners (Offshore), L.P., Red Ant Box, Inc., Alliance Entertainment Corp. and Alliance Acquisition Co. Inc. to select an additional representative for election to the Board of Directors after the occurrence of the first vacancy on the Board of Directors after August 27, 1996, to the extent these rights could apply to a vacancy created by a designee of WCI or BTC ceasing to serve on the Board of Directors;

     (ii) Teller and WCI each hereby waive any and all rights each of them has pursuant to Section 9.11(c) of the Stock Acquisition Agreement; and

     (iii) Exhibit I to the Stock Acquisition Agreement is hereby amended by making the modification set forth on Attachment 1 hereto.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance hereof in the space pro vided below, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                    Very truly yours,



                                    ----------------------
                                    Alvin N. Teller



                                    WASSERSTEIN & CO. INC.



                                    By:  ____________________________


Accepted and agreed as of the date first written:


ALLIANCE ENTERTAINMENT CORP.



By:__________________________
   Name:
   Title:

                            Attachment 1


            Section 3(ii) of Exhibit I of the Stock Acquisition Agreement is amended by deleting the word "and" at the end of such Section and adding the following language:

"provided that, if such registration as initially proposed by the Company was in whole or in part requested by holders of securities of the Company pursuant to demand registration rights the Company will include in such registration to the extent of the amount of securities which the managing underwriter advises the Company can be sold in such offering, (x) first, such securities held by the holders initiating such registration and, if applicable, any securities proposed by the Company to be sold for its own account, allocated in accordance with the priorities then existing among the Company and such holders, and (y) second, any Registrable Securities requested to be included in such registration by Requesting Stockholders and any other securities of the Company proposed to be included in such registration (1) as between such Registrable Securities and such other securities, pro rata on the basis of the numbers of such Registrable Securities and such other securities, respectively, (2) as among such
Registrable Securities, pro rata on the basis of the number of Registrable Securities requested to be included by such holders and (3) as among such other securities, allocated among the holders thereof in accordance with the priorities then existing among the Company and the holders of such other securities and any securities so excluded shall be withdrawn from and shall not be included in such incidental registration; and"